STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 29, 1997, is made among D.R. HORTON, INC., a Delaware corporation (the "Purchaser"), and GHASSAN M. SAAB, an individual residing in the State of Michigan (hereinafter sometimes referred to as "GS"), Ghassan M. Saab in his capacity as Trustee of the GHASSAN M. SAAB TRUST, a Michigan trust, pursuant to a trust agreement dated February 16, 1987, as amended (the "Trust"; together with GS, "Saab"), and BURL T. HORTON, an individual residing in the State of Georgia (hereinafter sometimes referred to as "BTH") (Saab and BTH being collectively referred to as the "Sellers").

                                    RECITALS

         WHEREAS, the Sellers own, either directly or indirectly, all of the issued and outstanding shares of capital stock of those entities listed on Exhibit A hereto under the caption "Corporations" (the "Corporations");

         WHEREAS, the Corporations own legal or beneficial interests in those entities listed on Exhibit A hereto under the caption "Partnerships" (the "Partnerships"; together with the Corporations, the "Company") in the respective percentages to be set forth on Schedule 7.40(a) hereto;

         WHEREAS, the Company and the Purchaser are engaged in the business of developing and constructing residential homes and desire to merge their respective business operations; and

         WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase from Sellers, and the Sellers will sell to the Purchaser, all of the issued and outstanding shares of capital stock of each Corporation (collectively, the "Shares") in return for the consideration specified below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                         I. PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, all of the Shares, for the consideration set forth in Article II hereof.

                         II. PURCHASE PRICE

         2.1 Purchase Price. Subject to the adjustments hereinafter set forth, the purchase price for the Shares (the "Purchase Price") shall be the sum of the following, which shall be paid or delivered at Closing (as defined in Section 4.1 hereof):

                  (a) Cash Amount. The Purchaser shall pay to the Sellers Twenty-Eight Million Five Hundred Thousand and No/100 Dollars ($28,500,000.00) (the "Cash Amount") in the relative proportions set forth on Exhibit B to be attached hereto in immediately available funds by bank wire transfer of the amounts set forth on Exhibit B to be attached hereto to the respective accounts designated in writing for such purpose by the Sellers to the Purchaser prior to Closing.

                  (b) Purchaser Shares. Purchaser shall deliver to Sellers, in the proportions set forth on Exhibit B hereto, certificates issued in the name of Sellers or in the name of any Person designated by the Sellers to whom the Sellers could transfer the Purchaser Shares pursuant to Section 3.2(b) hereof representing duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value of $0.01 per share, of Purchaser (the "Common Stock") the number of shares to be determined by dividing Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000) by the average closing price of the common stock of the Purchaser on the New York Stock Exchange for the ten (10) trading days immediately prior to the Closing Date, and rounding such quotient to the nearest number of whole shares; provided, however, that the stock price used to calculate the number of shares shall not be less than $9.75 per share or greater than $11.25 per share (the "Purchaser Shares").

         2.2 Tax Reporting and Allocations. At Closing or as soon thereafter as practicable but no later than the required due date, Sellers (and if appropriate, the Company) shall timely join in the making of an election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") (and any similar state law provisions), whereby for federal income tax and state tax purposes the transaction contemplated in this Agreement will be treated as a purchase of assets (the "338(h)(10) Election"). The Purchase Price represents the amount agreed upon by the parties to be the aggregate net value of the Company Assets (as defined in Article XIII hereof) and shall be allocated among the Company Assets in accordance with the respective net fair market values of the Company Assets, which shall be as set forth on Attachment
2.2 to be attached hereto. Pursuant to the Section 338(h)(10) Election and subject to Sections 338 and 1060 of the Code and the regulations promulgated thereunder, each of the parties shall report the transaction contemplated in this Agreement in all federal, foreign, state, local and other tax returns and reports prepared and filed by or for either of Sellers and Purchaser in accordance with the basis of allocation described in this Section 2.2. The Purchaser and the Company shall each separately prepare and file, consistent with the provisions of this Section 2.2, a Form 8594 with the Internal Revenue Service pursuant to Section 1060 of the Code.



                  2.3 Additional Consideration. On or before April 8, 1997, July 8, 1997, October 8, 1997 and January 8, 1998, the Purchaser shall pay to the

Sellers one-fourth of the Estimated Increased Tax Amount (as hereinafter defined) in immediately available funds by wire transfer to an account designated in writing for this purpose by the Sellers to the Purchaser at least seven (7) days prior to the date of each such payment by the Purchaser to the Sellers. The "Estimated Increased Tax Amount" shall be an amount equal to the additional federal and state taxes payable by the Sellers by reason of agreeing to the 338(h)(10) Election. The Estimated Increased Tax Amount shall be determined by the mutual agreement of the Sellers and the Purchaser simultaneously with the making of the 338(h)(10) Election and shall be based on the allocation of net fair market value of the Company Assets as shall be set forth on Attachment 2.2 to be attached hereto, and the formula to be used for computation of said Increased Tax Amount shall be as set forth on Attachment 2.3 to be attached hereto, said formula to include taxes due on the additional funds being paid to the Sellers by reason of the 338(h)(10) Election. The Sellers shall report the Estimated Increased Tax Amount on their federal and state income tax returns for calendar year 1997 resulting from the 338(h)(10) Election. If after the Closing it is established in a final non-appealable determination (or prior to such a determination if agreed to in writing by the Purchaser) that the Sellers' federal and state taxes resulting from the 338(h)(10) Election have increased over the Estimated Increased Tax Amount for reasons other than an increase resulting from a change in any underlying tax rates subsequent to the date hereof, then the Purchaser shall pay to the Seller who is required to pay the increase the amount thereof within ten (10) days after receiving written notice thereof from such Seller together with reasonable supporting documentation. If after the Closing it is established as set forth above that the Estimated Increased Tax Amount exceeds the actual federal and state taxes resulting from the 338(h)(10) Election for reasons other than a change in any underlying tax rates subsequent to the date hereof, then the Seller making the reduced tax payment shall pay to the Purchaser the amount of such excess within ten (10) days of such determination.

                III. REGISTRATION AND RESALE OF PURCHASER SHARES

         3.1 Investment Intent; Sophisticated Investor. Each Seller hereby represents and warrants that he is acquiring the Purchaser Shares pursuant to this Agreement for his own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act (as defined in Article XIII hereof), except as contemplated by Section 3.3 of this Agreement. Each Seller is a sophisticated investor for purposes of the Securities Act and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Purchaser Shares to be delivered pursuant to Section 2.1 hereof. Each Seller has been provided with copies of the Purchaser's 1996 Annual Report on Form 10K and Proxy Statement, and the Purchaser's Quarterly Reports on Form 10Q for the quarters ending December 31, 1995, March 31, 1996, June 30, 1996, and December 31, 1996, and access to the Purchaser's executive officers has been provided to each Seller. Each Seller understands that the Purchaser Shares have not been registered under the Securities Act by reason of their contemplated issuance by the Purchaser in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Purchaser upon this exemption is predicated in part upon this representation and warranty by such Seller. Notwithstanding the foregoing, nothing in this
Section 3.1 shall relieve the Purchaser from any of its representations, warranties or covenants contained in this Agreement or limit or otherwise invalidate Sellers' rights and remedies set forth herein.


         3.2 Resale; Legends. No Seller or other recipient of the Purchaser Shares shall sell or otherwise transfer any of its Purchaser Shares during the period commencing on the Closing Date and ending on the second anniversary of such date unless:

                  (a) such Purchaser Shares shall have been registered under the Securities Act,

         or

                  (b) the Purchaser shall have received an opinion of legal counsel or a copy of a letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission"), in either case satisfactory to the Purchaser, that such Purchaser Shares may be legally sold or otherwise transferred without such registration. Notwithstanding the foregoing or any other provision contained herein,

                             (i) except as otherwise prohibited by law, each Seller shall be entitled to:


                                    (A) pledge the Purchaser Shares owned by him
                         as collateral for loans or other obligations; or

                                    (B)sell or otherwise transfer the Purchaser
                         Shares owned by him to any family member at any time for estate or tax planning purposes or to any employee(s) of the Company as incentive or performance bonuses in connection with the transactions contemplated herein (provided that any such pledgee or transferee shall be bound by, and have all rights with respect to, the transfer restrictions and registration rights contained herein, and that as a condition to such transfer or pledge such transferee or pledgee shall provide the Purchaser with the representations and warranties set forth in Section 3.1 hereof or such other representations and warranties as are reasonably satisfactory to the Purchaser to form the basis for an applicable exemption from registration requirements under the federal and state securities laws); and

                             (ii) commencing on the second anniversary of the Closing Date, the Sellers shall be entitled to sell or otherwise transfer the Purchaser Shares without the Purchaser's prior approval and regardless of whether such shares have been registered under the Securities Act, provided that each Seller covenants and agrees that any such sale or transfer shall be made in compliance with all applicable state and federal securities laws. Such restrictions shall be noted on the certificates for the Purchaser Shares issued pursuant to Section 2.1 hereof. Appropriate stop transfer orders may be issued by the Purchaser with respect to the Purchaser Shares owned by a Seller if such Seller attempts to sell or otherwise transfer the Purchaser Shares held by him or it in violation of this Section 3.2.

         3.3      Purchaser Registration.

                  (a) If the Purchaser shall determine to register any of its securities, other than a registration relating solely to employee benefit plans, or a registration of securities in a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, in any case at any time during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser will:

                           (i) promptly  (and no later than seven (7) days prior
                  to the filing of any such registration statement with the Commission) give to each Seller written notice thereof (which shall include, without limitation, a list of the jurisdictions in which the Purchaser intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii)  include in such  registration  (and any related
                  qualification or registration under additional blue sky laws as reasonably requested by the Sellers), and in any underwriting involved therein, all of the Purchaser Shares specified in a written request or requests made by any Seller within 15 days after receipt of the written notice from the Purchaser described in clause (i) above, except as set forth in paragraph (b) of this Section 3.3.

                  (b) If the registration of which the Purchaser gives notice under paragraph (a) of this Section 3.3 is for a registered public offering involving an underwriting, the Purchaser shall so advise the Sellers as a part of such written notice. In such event the right of any Seller to registration pursuant to this Section 3.3 shall be conditioned upon such Seller's participation in such underwriting and the inclusion of such Seller's Purchaser Shares in the underwriting to the extent provided herein. Each Seller proposing to distribute his Purchaser Shares through such underwriting shall request inclusion of any or all of such Purchaser Shares in such underwriting and shall (together with the Purchaser and any officers or directors of the Purchaser requesting distribution of their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Purchaser. Notwithstanding any other provision of this Section 3.3, the underwriter may exclude from such registration and underwriting some or all of the Purchaser Shares which would otherwise be underwritten pursuant hereto if the underwriter advises the Purchaser in writing that marketing factors require a limitation on the number of shares to be underwritten. After the underwriter makes its determination as to the number of securities held by security holders of the Purchaser to be included in the underwriting, the Purchaser shall so advise each Seller requesting registration. If the underwriter limits the number of securities held by security holders of the Purchaser to be included in the underwriting, the Purchaser shall so advise each Seller, and the number of Purchaser Shares and other securities that may be included in the registration and underwriting shall be allocated among all such Persons who requested registration in proportion (i.e., on a pari passu basis) as nearly as practicable, to the respective amounts of Purchaser Shares and other securities that they have requested be included in such registration. If any Person who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Purchaser and the underwriter. Any Purchaser Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) From the date hereof through the second anniversary of the Closing Date, the Purchaser shall not grant to any Person, except an employee or director of the Purchaser or an Affiliate or any trust for the benefit of a family member of an employee or director, the right to include any securities of the Purchaser owned by such Person in any registration of any of the Purchaser's securities (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales) or related underwriting if such right would, upon exercise thereof, not be subordinate to the Sellers' rights to include the Purchaser Shares in such registration pursuant to Section 3.3(a) hereof.

         3.4 Registration Procedures. In the case of each registration effected by the Purchaser pursuant to this Article III, the Purchaser will keep each Seller advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Purchaser will:

                  (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Seller or Sellers have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Purchaser Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Purchaser Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the
         Securities Exchange Act of 1934 (the "Exchange Act") in the registration statement;

                  (b) Furnish such number of prospectuses and other documents incident thereto as any Seller from time to time reasonably requests; and

                  (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3.3 hereof, the

         Purchaser  will  enter  into  any  underwriting   agreement  reasonably
         necessary to effect the offer and sale of the Purchaser Shares, provided such underwriting agreement contains customary underwriting provisions and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions.

         3.5 Expenses. With respect to any registration pursuant to Section 3.3 hereof, the Purchaser shall bear (a) all registration and filing fees, (b) all fees of the National Association of Securities Dealers, the New York Stock Exchange or any other similar self-regulatory organizations, (c) brokerage fees and commissions, (d) underwriting discounts and commissions, (e) printing expenses, (f) fees and disbursements of counsel and accountants for the Purchaser, and (g) all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Each Seller shall be responsible for the fees and disbursements of counsel and accountants for such Seller and transfer taxes for such Seller and any other expenses incurred by such Seller not described in the preceding sentence.

         3.6      Indemnification.

                  (a) The Purchaser shall indemnify and hold harmless each Seller whose Purchaser Shares are included in a registration statement pursuant to these provisions from and against any and all loss, damage, liability, cost and expense to which such Seller may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the Purchaser shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Seller.

                  (b) Each Seller whose Purchaser Shares are included in a registration pursuant to these provisions shall indemnify and hold harmless the Purchaser, any other Seller and each Person, if any, who controls the Purchaser from and against any and all loss, damage, liability, cost or expense to which the Purchaser, such other Seller, or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished by such Seller for use in the preparation thereof, except that no Seller shall be liable for any untrue statement or material omission made herein, in the Sellers' Schedules (as defined in Section 8.3 hereof) or in connection with any Document delivered in connection with the Closing except to the extent provided in Article XI hereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and such party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both an indemnified party and an indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or
         (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         3.7 Transfer of Registration Rights. Subject to any restrictions contained in the Securities Act, the Sellers shall be entitled to transfer or assign the registration rights and the rights to participate in any underwriting granted to the Sellers pursuant to this Agreement to any transferee or assignee of any Purchaser Shares as permitted by Section 3.2(b)(i)(B) hereof and to Sellers' respective successors, heirs and personal representatives.

         3.8 Definition of Purchaser Shares. For purposes of this Article III, "Purchaser Shares" also shall be deemed to include any shares of the Purchaser's Common Stock received from the Purchaser with respect to or in replacement of the Purchaser Shares issued at Closing and other securities received in respect thereof by reason of any stock split, stock dividend or recapitalization.

                                   IV. CLOSING

         4.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur on March 31, 1997, or on such earlier date after the satisfaction of the conditions set forth in Article V as the Purchaser may designate in writing to Sellers at least five (5) Business Days prior to the designated date, or at such other date as the Purchaser and the Sellers shall agree, at the offices of Glass, McCullough, Sherrill & Harrold, LLP, 1409 Peachtree Street, N.E., Atlanta, Georgia, or at such other place as the Purchaser and the Sellers shall agree. All proceedings to take place at the Closing shall take place simultaneously, and delivery of the documents and instruments to be delivered at the Closing shall not occur until the completion of such proceedings.

         4.2 Closing Date. The term "Closing Date" shall mean the day and time of the consummation of the transactions contemplated hereby.

         4.3 Deliveries at the Closing. At Closing, the Purchaser and the Sellers shall deliver the various closing items (all executed by appropriate Persons) as follows:

                  (a) Seller  Deliveries.  The  Sellers  shall deliver  to  the
         Purchaser (i) the Documents (as defined in Article XIII hereof) called for in Section 5.1 and other provisions of this Agreement to which the Sellers or the Company is a party, and (ii) the certificates representing the Shares; and

                  (b) Purchaser Deliveries. The Purchaser shall deliver to the Sellers (i) the Documents called for in Section 5.2 and other provisions of this Agreement to which the Purchaser is a party, (ii) the Cash Amount, (iii) certificates representing the Purchaser Shares, and (iv) cash in the amounts set forth on Attachment 4.3(b) to be attached hereto reflecting the purchase prices for the assets of each Partnership.

         4.4 Further Assurances. At any time and from time to time until the second anniversary of the Closing Date, upon the request of the Purchaser and without any cost or expense thereto, each Seller shall execute and deliver such instruments of assignment and conveyance and other documents as the Purchaser may reasonably request to transfer to and vest in the Purchaser, and to put the Purchaser in possession of, any Shares, free and clear of any Liens (other than encumbrances and restrictions, if any, to be set forth in Schedule 7-A.2 hereto as approved by the Purchaser pursuant to Section 8.3(c) hereof), or otherwise to carry out the intent and purposes of this Agreement. At any time and from time to time until the second anniversary of the Closing Date, upon the request of either Seller and without any cost or expense thereto, Purchaser shall execute and deliver such instruments of assignment and conveyance and other documents as either Seller may reasonably request to transfer to and vest in the Sellers, and to put the Sellers in possession of, any of the Purchaser Shares or otherwise to carry out the intent and purposes of this Agreement.

                          V. CONDITIONS TO THE CLOSING

         5.1 Conditions to the Purchaser's Obligation to Close. The obligations of the Purchaser to consummate the Closing transactions contemplated hereby are subject to the satisfaction of the following precedent or concurrent conditions (collectively, the "Purchaser Conditions"), each of which the Purchaser may waive:

                  (a) Representations and Warranties. The representations and warranties of the Sellers contained in each Document shall be true and correct in all material respects on and as of the date first made and on and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Covenants. The Sellers shall have performed all agreements, covenants, and obligations herein that they are required to perform on or prior to the Closing Date.

                  (c) Closing Certificate. The Sellers shall have delivered to the Purchaser a certificate, signed by each of them, confirming the satisfaction of the conditions set forth in Sections 5.1(a) and (b) hereof.
                  (d) Secretary's Certificates. The Sellers shall have caused to be delivered to the Purchaser a certificate of the Secretary of each Corporation, in a form acceptable to the Purchaser, which shall include:
                        (i) Charter. A copy of the charter documents of such Corporation certified by the Secretary of State of its state of incorporation not more than 15 Business Days before the Closing Date;

                        (ii)  Bylaws.  A copy of the bylaws of such Corporation;

                        (iii) Good  Standing  Certificate.  A  certificate  of
                  existence, authorization or good standing, as may be issued by the Secretary of State of its state of incorporation, dated no earlier than January 15, 1997, stating that such Corporation is in existence, is in good standing, or is authorized to transact business under the laws of such State, as appropriate;

                        (iv) Tax Clearance Letter. A tax clearance letter from the Department of Revenue of each state in which such Corporation does business, dated no earlier than January 15, 1997, stating that such Corporation has paid all franchise and other Taxes owed to such state;

                        (v) Resolutions. A copy of the resolutions that the board of directors and shareholder(s) of such Corporation adopted approving its execution, delivery, and performance of each Document to which it is a party; and

                        (vi) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of the officers of such Corporation.

                  (e) Consents. The Sellers or the Company shall have received and delivered to the Purchaser all approvals, consents, notices, and waivers (the "Consents") required as a result of the transfer of the Shares to the Purchaser, in form and substance satisfactory to the Purchaser, and shall have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated hereby.

                  (f) Permits. To the extent necessary or appropriate by reason of the change in control of the Company pursuant to this Agreement, the Purchaser shall have received, on terms and conditions satisfactory to the Purchaser, all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, waivers, and agreements with governmental authorities (collectively, the "Permits") which are material to the conduct of the businesses of the Company being acquired pursuant hereto.

                  (g) No Prohibition. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (h) No Material Change. The Company shall not have undergone any Material Change (as defined in Article XIII hereof) since the date hereof.

                  (i) Instruments. The Company and the respective Sellers, as described below, shall have executed, or caused to be executed, and delivered to the Purchaser the following documents:

                        (i) Share Certificates. Sellers shall have executed and delivered share certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents;

                        (ii) The Employment Agreement. BTH shall have executed and delivered the Employment Agreement in the form hereafter agreed between BTH and the Purchaser (the "BTH Employment Agreement");

                        (iii) Title Documents.  The Sellers shall have executed
                  and delivered such affidavits, indemnities, confirmations and other documents necessary, in the reasonable judgment of the Purchaser, to permit the issuance of the Title Policies contemplated by Section 8.6 hereof;

                        (iv)  Estoppels, Etc.  The Purchaser shall have received
                  such estoppels and other confirmations with respect to material matters as the Purchaser may reasonably request from third parties, a list of which shall be set forth on Attachment 5.1(i) to be attached hereto; and

                        (v)   Partnership   Assets.   Each  Partnership  shall
                  deliver to Purchaser a limited warranty deed, bill of sale and such other instruments necessary to convey insurable fee simple title to its real estate assets and all of its right, title and interest in all of its other assets (subject to Permitted Liens and such other security interests and permitted exceptions as are approved by the Purchaser) to the Purchaser or its designee. In connection therewith, the Sellers hereby represent and warrant to the Purchaser that, as of the date thereof, each such conveyance will be duly authorized in accordance with Applicable Law and the relevant partnership agreement and that such conveyance will constitute a valid, legal and binding obligation of the relevant partnership, enforceable against it in accordance with the terms of the relevant conveyancing document.

                  (j) Title Policies. The Sellers shall have caused the Title Policies to be delivered to the Purchaser.

                  (k) Surveys. The Sellers shall have caused the Surveys described in Section 8.7 hereof (to the extent not delivered prior to the Closing Date) to be delivered to the Purchaser.

                  (l) Environmental Matters. The Purchaser shall have received the Environmental Reports contemplated by Section 8.8 hereof.

                  (m)  Employees.  The  Purchaser  shall have  entered  into
     employment   arrangements  on  terms  mutually  acceptable  with  such  key employees of the Company as the parties hereto shall agree.

                  (n) Legal Opinion. The outside legal counsel for the Sellers shall have delivered to the Purchaser a legal opinion in the form as shall be agreed between the parties.

                  (o) The Partnerships. The Sellers shall have obtained the written consent of all of the owners of the limited partnership interests of each Partnership to the sale of all of the assets of such Partnership by its general partner on behalf of the Partnership. Moreover, the Sellers shall have agreed in writing that they shall indemnify and hold Purchaser and the Company harmless from any and all liability of whatever kind or nature to the limited partners of each Partnership including but not limited to any liability resulting from the sale of the Partnership assets as herein provided, any liability for securities law violations, or any liability as to the operation of the Partnership. Such indemnification shall not be subject to the Indemnification Threshold (as defined in

     Section 11.8 hereof) or the Indemnification Cap (as defined in Section 11.8 hereof) but shall be subject to the indemnification procedures set forth in
     Section 11.3 hereof.

                  (p) Hart-Scott-Rodino Act Approvals. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act (as defined in Article XIII hereof) shall have expired or otherwise been terminated.

                  (q) Resignations.     Purchaser  shall  have  received  the
     resignation, effective as of the Closing Date, of each director of each Corporation.
                  (r) Certificates Required by Code. Each of the Sellers shall have provided to Purchaser the appropriate certificate dated as of the Closing Date that is required pursuant to Sections 897 and 1445 of the Code.
                  (s) Approval of Sellers' Schedules. The Purchaser shall have approved all of the Sellers' Schedules as provided in Section 8.3 hereof.

                  (t) Trust Legal Opinion. The Trust shall have delivered to the Purchaser a legal opinion and such other documentation as Purchaser may reasonably request as to the authority of the Trust to enter into the Documents and make the transfers contemplated herein.

                  (u) Other. The Sellers shall have delivered to the Purchaser such other certificates, documents, and instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby.

         5.2      Conditions  to  the  Sellers'  Obligation to Close.   The
obligations of the Sellers to consummate the Closing transactions contemplated hereby are subject to the satisfaction of the following precedent or concurrent conditions (collectively, the "Seller Conditions"), each of which the Sellers may waive:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in each Document shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance  of  Covenants.   The   Purchaser  shall  have
     performed all agreements, covenants, and obligations herein that it is required to perform on or prior to the Closing Date.

                  (c) Closing Certificate. The Purchaser shall have delivered to the Sellers a certificate confirming the satisfaction of the conditions set forth in Sections 5.2(a) and (b) hereof.

                  (d) Secretary's  Certificate.    The   Purchaser  shall  have
     delivered to the Sellers a certificate of the Secretary of Purchaser, in a form acceptable to the Sellers, which shall include:

                        (i) Charter. A copy of the Purchaser's certificate of incorporation certified by the Delaware Secretary of State not more than 15 Business Days before the Closing Date;

                        (ii)  Bylaws.  A copy of the Purchaser's bylaws;

                        (iii) Good  Standing  Certificate.  A  long-form  good
                  standing certificate from the Delaware Secretary of State, dated no earlier than February 1, 1997, stating that the Purchaser is in existence and good standing under the laws of the State of Delaware and describing each document comprising the Purchaser's certificate of incorporation;

                        (iv)  Resolutions.  A copy of the resolutions that the
                  Purchaser's   board  of  directors   adopted   approving   the
                  Purchaser's execution, delivery, and performance of each Document to which it is a party; and

                        (v) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of all of the Purchaser's officers who have executed any instrument, certificate or Document delivered at the Closing.

                  (e) No Prohibition. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (f) Instruments. Purchaser shall have executed and delivered to BTH the BTH Employment Agreement.

                  (g) Guaranties.  Except  for  those  guaranties,  letters  of
         credit  and surety bonds  identified  on   Attachment  5.2(g)(i) to be
         attached hereto (the "Remaining Guaranties"), the Sellers shall have been released from all personal guaranties of any liability of the Company, and all letters of credit and surety bonds identified on Attachment 5.2(g)(ii) to be attached hereto issued in connection therewith shall have been terminated.

                  (h) Legal Opinion. The legal counsel for the Purchaser shall have delivered to the Sellers a legal opinion in the form as shall be agreed between the parties.

                  (i) Disclosure Documents. The Purchaser shall have delivered to the Sellers copies of the Purchaser's 1996 Annual Report on Form 10-K and Proxy Statement, the Purchaser's Quarterly Reports on Form 10-Q for the quarters ending December 31, 1995, March 31, 1996, June 30, 1996, and December 31, 1996, and any other document or report filed with the Commission and/or mailed to the Purchaser's shareholders since the date on which the Purchaser filed its 1996 Form 10-K report with the Commission (collectively, the "Disclosure Documents").

                  (j) Hart-Scott-Rodino Act Approvals. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

                  (k) Purchase Price for Partnership Assets. The Purchaser shall have paid to each Partnership the purchase price for the assets of such Partnership as set forth on Attachment 4.3(b) to be attached hereto.

                 (l) Approval of Sellers' Schedules.  The Purchaser shall have
         approved  all  the  Sellers'  Schedules   delivered  to  the  Purchaser
         hereunder.

                  (m) Other Matters. The Purchaser shall have delivered to the Sellers such other certificates, documents, and instruments as the Sellers may reasonably request to effect the transactions contemplated hereby.
                       VI. REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE PURCHASER

         The Purchaser represents, warrants and covenants to the Sellers as follows:

         6.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.


         6.2 Power and Authority. The Purchaser possesses the requisite power and authority to execute and deliver each Document to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby, without obtaining any approval, authorization, consent, or waiver or giving any notice other than the approval of its board of directors (or the executive committee thereof), which it has obtained.

         6.3 Execution, Delivery, and Enforceability of the Documents. The Purchaser has duly authorized, executed, and delivered this Agreement, which constitutes a valid, legal, and binding obligation of the Purchaser, enforceable against it in accordance with its terms. With respect to each other Document to which it is a party, the Purchaser will have duly authorized such Document, and at the Closing the Purchaser will duly execute and deliver such Document, which will constitute a valid, legal, and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

         6.4 Conflicts. The Purchaser's execution, delivery, and performance of the Documents to which it is a party will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any agreement, Applicable Law (as defined in Article XIII hereof), arrangement, authorization, commitment, contract, decree, deed of trust, franchise, judgment, lease, license, mortgage, order, permit, or other document or obligation to which the Purchaser is a party or by which any assets of the Purchaser are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the certificate of incorporation and bylaws of the Purchaser.

         6.5 No Broker. The Purchaser has no obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the transactions contemplated hereby.

         6.6 Investment. The Purchaser (a) understands that the Shares have not been, and will not be, registered under the Securities Act or under any state securities or blue sky laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering,
(b) understands that the reliance of the Sellers and the Company upon the foregoing exemptions is predicated in part upon the Purchaser's representations and warranties set forth in this Section 6.6, (c) is acquiring the Shares solely for its own account and for investment purposes, and not with a view to or for resale in connection with the distribution thereof, (d) is a sophisticated investor for the purposes of the Securities Act and has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (e) has had the opportunity to obtain such information concerning the Company as it desired in order to evaluate the risks of purchasing and owning the Shares, and (f) is able to bear the economic risk and lack of liquidity inherent in owning and holding the Shares. Notwithstanding the foregoing, this Section 6.6 shall in no way relieve the Sellers or the Company from any of their representations, warranties, and covenants contained in this Agreement or invalidate the Purchaser's rights and remedies set out in this Agreement.

         6.7 Capitalization. The entire authorized capital stock of Purchaser consists of (a) 30,000,000 shares of preferred stock, $0.10 par value, of which no shares are issued and outstanding and no shares are held in treasury, and (b) 100,000,000 shares of Common Stock, $0.01 par value, of which 32,415,729 shares are issued and outstanding and no shares are held in treasury as of December 31, 1996. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Attachment 6.7 to be attached hereto or as previously disclosed to the Sellers, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Purchaser to issue or to transfer from its treasury any shares of capital stock of any class.

         6.8 Shares. The Purchaser Shares are duly authorized and when issued in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The Purchaser Shares have not been and will not be issued in violation of the preemptive rights of any Person.

         6.9 Adverse Change. Since December 31, 1996, the Purchaser and its subsidiaries have not suffered a material adverse change in their financial condition or results of operations, or in their assets, properties, business or operations, and since such date to the Knowledge of the Purchaser there has been no occurrence, circumstance or combination thereof, whether arising theretofore or thereafter, which might reasonably be expected to result in any such material adverse change.

         6.10 Litigation. Except as previously disclosed to the Sellers, to the Knowledge of the Purchaser: (a) there are no material actions, suits, investigations or proceedings pending, threatened against or affecting the Purchaser, any of its subsidiaries, the business of any of them or the execution, performance or delivery of any Document that would, if decided adversely, have a material adverse effect on the Purchaser; (b) there are no acts, conditions, circumstances, events or incidences which would provide a basis for any such material action, suit or proceeding; (c) there are no material actions, suits or proceedings pending or threatened against the Purchaser or any of its subsidiaries by any stockholder of the Purchaser or involving any claim under the Securities Act or the Exchange Act; and (d) there is no material judgment or settlement agreement that the Purchaser or any of its subsidiaries have entered into or by which any of them are bound with respect to any administrative or judicial proceedings, which judgment or settlement has not been fully performed as of the date hereof.

         6.11 Permits, Authorizations, Etc. To the Purchaser's Knowledge, the Purchaser and its subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state, local or foreign (the "Purchaser Permits"), which are necessary for the lawful conduct of its business, except for those Purchaser Permits the absence of which would not materially adversely affect the business of the Purchaser.

         6.12 Compliance with Applicable Law. To the Knowledge of the Purchaser, the Purchaser and each of its subsidiaries is, in the conduct of their respective businesses, in compliance with all Applicable Laws except for such noncompliance which would not, if enforced, have a material adverse effect on the Purchaser. Moreover, no action, decree, injunction, order, proceeding, or writ by or before any governmental entity is existing, pending or, to the Knowledge of the Purchaser, threatened that would prohibit the Purchaser from consummating the transactions contemplated hereby.

         6.13 Reports and Information. The Purchaser has duly filed all reports required to be filed by it with the Commission under the Exchange Act. The Purchaser's SEC periodic reports, proxy statement and registration statements as of the date filed with the Commission furnished to Sellers in connection with this Agreement do not contain any untrue statement of material fact and do not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         6.14 Absence of Unethical Business Practices. To the Purchaser's Knowledge, neither the Purchaser nor any Affiliate thereof has directly or indirectly given or agreed to give any gift or similar benefit to any supplier, government employee, or other Person who was or is in a possible position to help or hinder the Purchaser, which gift or benefit (a) would subject the Purchaser or any of its subsidiaries to any damages or material penalties in any civil or criminal proceeding, or (b) would have had a material adverse effect on the business of the Purchaser if not given or continued.

         6.15 Registration Rights. Except as to be set forth on Attachment 6.15 hereto, and except as to employees or directors of the Purchaser or any trust for the benefit of a family member of an employee or director, the Purchaser is not a party to or bound by any agreement or arrangement which permits or grants any Person the right to participate in the registration of any of the Purchaser's securities or any related underwriting, other than a registration relating solely to employee benefit plans, or a registration in a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales.

                  VII-A. INDIVIDUAL REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE SELLERS

         Each Seller, individually and on his own behalf, hereby makes the following representations, warranties and covenants to the Purchaser, each of which shall be qualified to the extent and in the manner set forth in Section
8.3 hereof, it being understood that for purposes of this Article VII-A, the Trust and GS shall have joint and several liability for the breach of any of the following representations and warranties applicable to either one of them:

         7-A.1.   Legal Capacity.  Such Seller possesses the legal capacity to execute and deliver each Document to which he is a party, to perform his obligations thereunder, and to consummate the transactions contemplated thereby.

         7-A.2 Execution, Delivery, and Enforceability of the Documents. Such Seller has duly executed and delivered this Agreement, which constitutes a valid, legal and binding obligation of such Seller, enforceable against him in accordance with its terms. With respect to each other Document to which such Seller is a party, such Seller will duly execute and deliver such Document which will constitute a valid and legally binding obligation of such Seller, enforceable against him in accordance with its terms. Each Seller is the sole record and beneficial owner of his Shares, has full legal right to sell, assign and transfer the Shares to the Purchaser and, upon delivery of the certificates representing the Shares to the Purchaser pursuant to the terms of this Agreement, to transfer to the Purchaser good and indefeasible title to the Shares free and clear of any Liens.

         7-A.3 Conflicts. The execution, delivery, and performance by such Seller of the Documents to which such Seller is a party will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any agreement, Applicable Law, arrangement, authorization, commitment, contract, decree, deed of trust, franchise, judgment, lease, license, mortgage, order, permit, or other document or obligation to which such Seller is a party or by which any assets of such Seller are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right).

               VII. JOINT AND SEVERAL REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE SELLERS

         The Sellers, jointly and severally, make the following representations, warranties and covenants to the Purchaser, each of which shall be qualified to the extent and in the manner set forth in Section 8.3 hereof:

         7.1 Organization of the Company; Capitalization. Each Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on Exhibit A hereto. Except as set forth on Exhibit A hereto, no Corporation is required to qualify to transact business as a foreign corporation in any jurisdiction. Except as to be set forth on Schedule 7.1 hereto and except for the Partnerships listed on Exhibit A hereto, no Corporation owns any beneficial or record interest in any corporation, joint venture, partnership, or other Person. Except as to be set forth on Schedule 7.1 hereto, no Seller owns any beneficial or record interest in any corporation, joint venture, partnership (other than the Partnerships that are being acquired as part of this Agreement), or other Person created under the laws of, or qualified to do business in, or required to qualify to do business in, the states of Georgia, North Carolina or South Carolina. Schedule 7.1 hereto shall set forth the capitalization of each of the Corporations, including its authorized, issued, outstanding, and treasury shares. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, have not been issued in violation of the preemptive rights of any Person, and are held beneficially and of record by the Sellers free and clear of all Liens, and are not subject to any agreements or understandings among any Person with respect to the voting or transfer thereof, except as to be set forth in Schedule 7.1 hereto, all of which shall be released on or before the Closing Date. There are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Sellers or any of the Corporations to purchase or otherwise acquire any security or equity interest in any of the Corporations. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Corporations to issue or to transfer from their respective treasuries any shares of capital stock of any class.

         7.2 Power and Authority. Each Corporation has all the requisite corporate power and authority to own and lease the property and assets such corporation currently owns and leases and to carry on its business and activities as currently conducted.

         7.3 Conflicts. Other than the documents and obligations to which the Consents to be described on Schedule 7.12 hereto relate, the execution, delivery, and performance of the Documents to which each Seller or the Company is a party will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any agreement, Applicable Law, arrangement, authorization, commitment, contract, decree, deed of trust, franchise, judgment, lease, license, mortgage, order, permit, or other document or obligation to which the Company is a party or by which any assets of the Company are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the articles of incorporation and bylaws of each Corporation and the partnership agreement of each Partnership.

         7.4 No Broker. Except as to be set forth on Schedule 7.4 hereto, neither the Sellers nor the Company has any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the transactions contemplated hereby. Any obligations or liabilities to be set forth on Schedule 7.4 are the sole responsibility of the Sellers and, after payment at the Closing by the Sellers, will not give rise to any Lien against the Shares or any Company Assets.

         7.5      Financial Statements.

                  (a) The Sellers will cause the Company to deliver to the Purchaser copies of the following financial statements as part of
         Schedule 7.5 to be attached hereto (collectively, the "Financial Statements"): (i) the unaudited balance sheet of the Company as of September 30, 1996, and the related unaudited statements of income, equities, and cash flows for the twelve months ending September 30, 1996 (the "September Financial Statements"), (ii) the unaudited balance sheet of the Company as of December 31, 1996, and the related statements of income for the three month period ending December 31, 1996 (the "Interim Financial Statements"), and (iii) the audited balance sheet of the Company as of December 31, 1996 (the "1996 Balance Sheet"), and the related statements of income, equities and cash flows for the year ended December 31, 1996, including the related notes thereto (collectively with the 1996 Balance Sheet, the "1996 Financial Statements").

                  (b) The Financial Statements (including the related notes thereto) have been or will be prepared from the books and records of the Company using generally accepted accounting principles applied on a basis consistent with such principles that the Company has previously used, with the exception of the consolidation of the Company.

                  (c) To the Knowledge of the Sellers, the September Financial Statements and the Interim Financial Statements present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations of the Company for the respective periods then ended.

                  (d) The 1996 Financial Statements present fairly the financial position of the Company as of the date indicated and the results of the operations for the period then ended.

                  (e) Except as to be set forth on Schedule 7.5(e), the Company has no material liabilities other than (i) the liabilities reflected in the 1996 Balance Sheet, (ii) liabilities incurred since the date thereof in the ordinary course of business consistent with past practices and this Agreement, or (iii) reserves for liabilities incurred since the 1996 Balance Sheet.

                  (f) The  1996  Balance  Sheet  also  provides  reserves  and
         disclosures  with  respect  to  all  liabilities,   including   without
         limitation contingent liabilities, of the Company required to be provided by generally accepted accounting principles.

                  (g) Except as to be set forth on Schedule 7.5(g), since the date of the 1996 Balance Sheet the Company has not: (i) declared, set aside, or paid any dividend or distribution with respect to its capital stock or Partnership interests (whether in cash or in kind) other than to a Company entity or redeemed, purchased, or otherwise acquired any of its capital stock or Partnership interests; (ii) made any material capital expenditure (or series of related capital expenditures) outside the ordinary course of business; (iii) granted any material increase in the bonus, salaries of other compensation of any of its directors, officers, managers, and employees outside the ordinary course of business or made any other change in the employment terms for any of its directors, officers and employees outside the ordinary course of business; (iv) delayed or postponed the payment of any material accounts payable or other liabilities in a manner inconsistent with the ordinary course of business, the effect of which would have a material adverse effect on the business of the Company; or (v) experienced any material damage, destruction or loss (whether or not covered by insurance) to its property, the effect of which would have a material adverse effect on the business of the Company.

         7.6 Internal Accounting Controls. To the Sellers' Knowledge, the Company (a) keeps books, records, and accounts that accurately, fairly, and in reasonable detail reflect its assets and transactions, and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are accurately and promptly recorded to permit the preparation of the Company's Financial Statements, (ii) transactions are executed in accordance with management's general or specific authorization,
(iii) access to its assets is permitted only in accordance with management's general or specific authorization, and (iv) comparisons are made between its fixed asset registers and its existing assets at reasonable intervals and the Company takes appropriate action with respect to any differences between them.

         7.7 Adequacy of Company Assets. To the Sellers' Knowledge, the Company Assets include all assets and properties of every kind and description, real, personal or mixed, tangible or intangible, the use of which is materially necessary to enable the Purchaser to conduct the business of the Company as conducted prior to the date hereof. To the Sellers' Knowledge, the tangible assets of the Company including without limitation its buildings and equipment are structurally sound, are in good operating condition, and are adequate for the uses to which they are being put. To the Sellers' Knowledge, none of such tangible assets is in need of maintenance and repair except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         7.8 Absence of Undisclosed Liabilities. Except as disclosed in the 1996 Financial Statements or as to be set forth on Schedule 7.8 hereto, to Sellers'

Knowledge, the Company Assets and the business of the Company are not subject to any Claims or obligations of any nature, absolute or contingent, or any facts that could give rise to any Claims or obligations, which (a) are of a type which would be required to be accrued for or otherwise reflected in financial statements prepared in accordance with generally accepted accounting principles, or (b) could materially adversely affect the assets, business, cash flows, financial condition, or operations of the Company, except for liabilities or obligations that have arisen since December 31, 1996, in the ordinary course of business consistent with past practices and this Agreement (none of which is materially adverse to the assets, business, cash flows, financial condition, or operations of the Company).

         7.9 Absence of Unethical Business Practices. To the Sellers' Knowledge, neither the Sellers nor any Affiliate thereof has directly or indirectly given or agreed to give any gift or similar benefit to any supplier, government employee, or other Person who was or is in a possible position to help or hinder the Company, which gift or benefit (a) would subject a Seller or the Company to any damages or material penalties in any civil or criminal proceeding, or (b) would have had a material adverse effect on the Company Assets or the business of the Company if not given or continued.

         7.10 Absence of Certain Changes. Since December 31, 1996, the Company has not undergone any Material Change. Moreover, since such date the Company has
(a) used commercially reasonable efforts to preserve its business and goodwill, including the goodwill of its customers, employees, subcontractors, suppliers and other Persons having business relations with it, and (b) maintained the tangible Company Assets in at least as good an order and condition as existed on such date, reasonable wear and tear and ordinary turnover of obsolete equipment and tools excepted.

         7.11  Compliance with  Applicable  Laws.  Except as to be set forth on
Schedule 7.11 hereto, to Sellers' Knowledge, the Company and the Partnerships have complied, in all material respects, with all Applicable Laws in the conduct of its business. To the Sellers' Knowledge, no action, suit, proceeding, hearing, investigation, complaint to the Sellers, claim, demand, or notice has been filed or commenced against the Company alleging a failure to so comply, which has not been dismissed or resolved prior to the date hereof. Moreover, no action, decree, injunction, order, proceeding, or writ by or before any governmental entity is existing, pending or, to the Knowledge of the Sellers, threatened that would prohibit the Sellers from consummating the transactions contemplated hereby.

         7.12  Consents.  All material  Consents  will  be described on Schedule
7.12 to be attached hereto.

         7.13 Permits. To the Sellers' Knowledge, the Company possesses all Permits necessary for the lawful conduct of its business, the absence of which would materially adversely affect the Company Assets or the businesses of the Company. Schedule 7.13 to be attached hereto shall identify the types of Permits used by the Company. To the Sellers' Knowledge, all Permits are in full force and effect, no material violations have occurred with respect thereto, and the

Sellers and the Company know of no basis for any revocation, withdrawal or material limitation thereof or any denial of any extension or renewal with respect thereto. Each Permit shall remain in full force and effect notwithstanding the transfer of the Shares to Purchaser.

       7.14 Developed Real Property and Investment Real Property. The Sellers will list on Schedule 7.14 all real property in which the Company owns an interest (except for the Land Contract Property, Option Real Property, and Leased Real Property (as such terms are defined in Section 7.16 and 7.17 hereof)) under the headings "Developed Real Property," "Investment Real Property," and "Undeveloped Real Property," as appropriate. Schedule 7.14 will set forth the legal description of each parcel of developed real property in which the Company owns an interest as of the date hereof either under the heading "Developed Real Property" (the "Developed Real Property") or "Investment Real Property" (the "Investment Real Property"), or such other description legally sufficient to identify the subject property. The Developed Real Property and Investment Real Property has all necessary access to and from public highways, streets, and roads and no pending or, to the Knowledge of the Sellers, threatened proceeding or other fact or condition exists that could limit or result in the termination of such access. The Developed Real Property and Investment Real Property is or can be connected to and, where applicable, serviced by electric, gas, sewage or septic, telephone, and public or private water facilities, and, where so connected, to the Knowledge of the Sellers, such facilities are in compliance, in all material respects, with all Applicable Laws and all installation and connection charges with respect thereto have been paid in full. To the Knowledge of Sellers, the Developed Real Property and Investment Real Property is Substantially Complete (as defined in Article XIII hereof), except as to be set forth on Schedule 7.14 hereto. With respect to any developed real property acquired by the Company after the date hereof, such Developed Real Property will satisfy all of the representations and warranties set forth herein concerning the Developed Real Property as of the Closing Date.

       7.15 Undeveloped Real Property. Schedule 7.15 will set forth the legal description of each parcel of undeveloped real property that the Company owns as of the date hereof, or such other description legally sufficient to identify the subject property (the "Undeveloped Real Property"). To the Knowledge of Sellers, except as shall be set forth on Schedule 7.15 hereto, there is no fact or condition that could preclude (a) the Undeveloped Real Property from having access to and from public highways, streets, and roads either because the Undeveloped Real Property abuts public highways, streets or roads and there are no restrictions or other facts or conditions which would prevent each parcel of the Undeveloped Real Property from having adequate access to such public highways, streets or roads, or because there are easements in place which benefit each parcel of the Undeveloped Real Property and which are adequate to provide such access, or (b) the Undeveloped Real Property from being connected to and, where applicable, serviced by electric, gas, sewage or septic, telephone, and public or private water facilities. To the Knowledge of the Sellers, except as shall be set forth on Schedule 7.15 hereto, the Company has or will be able to secure, through commercially reasonable efforts, all easements and public dedications necessary to connect the utilities referenced in Section 7.15(b) above from their current locations to the boundary of each parcel of Undeveloped Real Property currently exist. With respect to any undeveloped real property acquired by the Company after the date hereof and before the date to be set forth in Schedule 7.15 hereto, such undeveloped real property will satisfy all of the representations and warranties set forth herein concerning the Undeveloped Real Property as of the Closing Date. Sellers have delivered budgets to Purchaser which set forth Sellers' reasonable estimate of the cost to complete the development of each parcel of Undeveloped Real Property necessary to render it Substantially Complete and the actual cost thereof will not, to Sellers' Knowledge, materially increase above such budgets.

         7.16 Real Property Leases. Schedule 7.16 to be attached hereto shall describe each agreement, arrangement, contract, commitment, lease or usufruct (the "Real Property Leases") pursuant to which the Company is the lessor or the lessee (or has an equivalent interest in the case of usufructs or other arrangements which may not be leases under Applicable Law) with respect to any real property (the "Leased Real Property") as of the date hereof. As to each Real Property Lease, to the Sellers' Knowledge (a) the Sellers have neither delivered nor received notice that any breach or event of default exists, and
(b) no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default by the Company or any other Person.

         7.17     Land Contracts.

                           (a) Schedule 7.17(a) shall list all written and oral agreements, arrangements, contracts, and commitments to which the Company is a party or entered into on behalf thereof pursuant to which the Company (i) is obligated to purchase any developed or undeveloped real property (the "Land Contract Property") as of the date hereof or
         (ii) possesses an option to acquire any developed or undeveloped real property (the "Option Real Property") as of the date hereof. Schedule 7.17(a) shall also set forth the legal description of each parcel of Land Contract Property and Option Real Property, or such other description legally sufficient to identify the subject property.


                           (b) To the Knowledge of the Sellers, each such parcel of developed real property included in the Land Contract Property when and if purchased will satisfy all of the representations and warranties set forth herein concerning the Developed Real Property. To the Knowledge of the Sellers, each such parcel of undeveloped real property included in the Land Contract Property when and if purchased will satisfy all of the representations and warranties set forth herein concerning the Undeveloped Real Property. Moreover, any developed or undeveloped real property that the Company becomes obligated to purchase after the date hereof will satisfy all of the representations and warranties set forth herein for the Developed Real Property or the Undeveloped Real Property, respectively, as of the Closing Date. In addition, Schedule 7.17(b) will set forth all letters of intent and similar proposals relating to the purchase of real property by the Company submitted, received or entered into by the Company since December 31, 1996, which have not by the terms thereof expired or have not been terminated, and which currently are under consideration by the Company.

         7.18     Real Property Generally.

                  (a) Good and Marketable Title. The Company has good and marketable title in fee simple to its Developed Real Property,

         Undeveloped  Real  Property,  Investment  Real  Property  and,  to  the
         Knowledge of the Sellers, Land Contract Property (collectively, the "Real Property"), subject to the Permitted Liens referred to in Section
         7.26 hereof, except that the Company will not acquire such title to its Land Contract Property until the acquisition thereof. The Real Property and the Option Real Property constitute all the real property which the Company owns or has a right to acquire or in which it otherwise has an interest, except for the Leased Real Property and any easements, rights of way, covenants, servitudes, licenses or other interests, whether arising by contract, statute, regulation, common law, equity or otherwise which are appurtenant to any Real Property, Leased Real Property or Option Property.

                  (b)  No  Breach  or  Default.  Except  as to be set  forth  in
         Schedule 7.18(b), with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to the Company title to or an interest in or otherwise affecting the Real Property which is material to the operation of the business of the Company, the Sellers have not given nor have they received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or, to the Knowledge of the Sellers, any other Person, except for such breach or event of default of any unenforceable provision or which would not have a material adverse impact on the Company or on the applicable parcel of Real Property or its development or the construction, marketing, or sale of dwellings situated thereon or the insurability or marketability of the title thereto.

                  (c) No Condemnation. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the Knowledge of the Sellers, is threatened with respect to, or that could affect, any Real Property or Leased Real Property which would, if successful, have a material adverse impact on the Company or on the applicable parcel of Real Property or its development or the construction, marketing, or sale of dwellings situated thereon or the insurability or marketability of the title thereto.

                  (d)  Compliance  with Laws.  To the  Sellers'  Knowledge,  the
         buildings  and  improvements  on  the  Developed  Real  Property,   the
         Investment Real Property, and the Leased Real Property and the subdivision and improvements of the Undeveloped Real Property do not violate, in any material respect, (i) any Applicable Law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (ii) any enforceable restrictive covenant affecting any such property.

                  (e) Parties in Possession. To the Sellers' Knowledge, there are no parties in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers.

                  (f) Site Obligations. Except as to be set forth on Schedule 7.18(f), to the Knowledge of the Sellers, no Real Property is subject to any condition or obligation to any governmental entity or other Person requiring the owner or any transferee thereof to donate land (except for incidental rights of way), money or other property or to make off-site public improvements.

                  (g) Assessments. No developer-related charges or assessments by any public authority or any other Person for public improvements or otherwise made against the Developed Real Property and the Investment Real Property or any lots included therein are unpaid (other than those set forth on the 1996 Balance Sheet or incurred since the date thereof in the ordinary course of the Company's business consistent with past practices), including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs, excluding homeowner association dues and per lot impact fees.

                  (h)  Subdivision  Standards.  Except  as to be  set  forth  on
         Schedule 7.18(h), to the Knowledge of the Sellers, the Developed Real Property and the Investment Real Property and all lots included therein conform to the appropriate governmental authority's subdivision standards, and there is no material impediment to subdivision approval for the Undeveloped Real Property, such approval to allow development of the Undeveloped Real Property for construction and sale of single family homes at the density and materially in the manner in which the Company currently anticipates building thereon.

                  (i) Moratoria. To the Sellers' Knowledge, there is no moratorium applicable to any of the Developed Real Property or Undeveloped Real Property, to the extent the Company plans further development thereof, on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps, to the extent the Company plans or is required to rely on public water or sewer facilities.

                  (j)  Construction Conditions.  Except as  to be set  forth  on
         Schedule 7.18(j), to the Sellers' Knowledge, each of the lots included in the Developed Real Property is stable and otherwise suitable for the construction of a residential structure by customary means and without extraordinary site preparation measures.

                  (k) Environmental Matters and Wetlands. Except as to be set forth on Schedule 7.18(k), to the Knowledge of Sellers, none of the
         Real Property on which the Company intends to construct residential dwellings is located within a "critical," "preservation," "conservation" or similar type of area which will materially affect the Company's present development plans therefor. To the Knowledge of the Sellers, no portion of the Real Property which the Company has developed or intends to develop for residential lots and dwellings is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property. Schedule 7.18(k) shall list any Real Property which to the Knowledge of the Sellers cannot be developed in accordance with its official development plan and preliminary plot without materially increasing development costs above those contemplated by the Company or materially delaying construction. To the

         Knowledge of the Sellers, no wetlands exist which will restrict development of any of the Real Property as contemplated by the Company nor render the cost of its development of any Real Property materially in excess of the Company's budget therefor.

                  (l) Certain Prior Uses. Except as to be set forth on Schedule 7.18(l), to the Knowledge of the Sellers, none of the Real Property has a gravesite that will materially impede the development of residential homes and no permanent structures have been constructed on a fill or borrow area in a manner that materially adversely affects the Company's intended use thereof or that does not comply with any Applicable Law in any material respect.

                  (m) Claims. Except as to be set forth on Schedule 7.18(m), no Legal Proceeding (as defined in Section 7.27 hereof) is pending or, to the Knowledge of the Sellers, threatened against the Company with respect to any of the Real Property which, if decided adversely, would result in a material adverse affect on the Company's intended use of such property; to the Knowledge of the Sellers, all of the Developed Real Property and the lots included therein and the Investment Real Property are in compliance, in all material respects, with all applicable zoning and subdivision ordinances; and, to the Knowledge of the Sellers, none of the development-site preparation and construction work performed on the Real Property has materially concentrated or diverted surface water or percolating water improperly onto or from the Real Property in a manner that materially adversely affects the Company's present or intended use thereof or the value of the Real Property.

                  (n) Third Party Rights. Except as to be set forth on Schedule 7.18(n), the Company has not granted to any Person any material contract or other right to the use of any portion of the Real Property or to the furnishing or use of any facility or amenity on or relating to the Real Property, other than sales contracts and Permitted Liens.

                  (o) Zoning. Except as to be set forth on Schedule 7.18(o), all of the Real Property is zoned to permit single-family home construction and occupancy thereon.

                  (p) No Foreign Sellers. No Seller is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

         7.19     Environmental Matters.

                  (a) No Violation of Environmental Laws. Except as to be set forth on Schedule 7.19(a), the Company has not, in any material respect, ever violated or been in non-compliance with any Environmental Law (as defined in Article XIII hereof).

                  (b) No Liability. Except as to be described on Schedule 7.19(b) hereto and as to events occurring prior to the Company's (or its prior Affiliates') acquisition of an asset, to the Sellers' Knowledge, (i) the Company is not subject to any liability (absolute, contingent, or otherwise) in connection with any release or threatened release of any Material of Environmental Concern (as defined in Article XIII hereof); (ii) no Company Asset is subject to any Lien in connection with any release or threatened release of any Material of Environmental Concern into the environment; and (iii) neither the Company nor any Company Asset is subject to any reclamation or remediation requirements under any Environmental Law.

                  (c) Not Named as a Potentially Responsible Party. The Company has never been named as a potentially responsible party in accordance with CERCLA (as defined in Section 13.9 hereof) or in accordance with any corresponding state laws.

                  (d) No Materials of Environmental Concern Incorporated into Any Acquired Assets. Except as to be described on Schedule 7.19(d), to the Knowledge of the Sellers, no Materials of Environmental Concern were incorporated into any of the Company Assets, any property that is the subject of any Company Contract (as defined in Section 7.20 hereof), or any Previously Owned Property (as defined in Article XIII hereof), prior to the acquisition of any of the foregoing assets by the Company or its Affiliates. Except as to be set forth on Schedule 7.19(d), no Materials of Environmental Concern have been incorporated into any of the Company Assets, any property that is the subject of any Company Contract, or any Previously Owned Property, following the acquisition and prior to the disposition of any of the foregoing assets by the Company.


                  (e) No Materials of Environmental Concern on the Real Property. Except as to be described on Schedule 7.19(e), neither (i) the Company, nor (ii) following the acquisition and prior to the disposition thereof by the Company or its Affiliates, any other Person, nor, (iii) to the Knowledge of the Sellers, any other Person at any time before the acquisition thereof by the Company, has engaged in or permitted any activity upon the Real Property, the Leased Real Property, or Previously Owned Property (collectively, the "Warranted Real Property") which activity involved the discharge, disposal, dumping, generation, handling, manufacture, refining, release, treatment, storage, or use of any Materials of Environmental Concern on, under, in, or about, or transported any Materials of Environmental Concern to or from, Warranted Real Property. Except as to be set forth on Schedule 7.19(e), to the Knowledge of the Sellers, no Materials of Environmental Concern were constructed, deposited, produced, stored or otherwise located on, under, or in, the Warranted Real Property prior to the acquisition thereof by the Company. Except as to be described on
         Schedule 7.19(e), to Sellers' Knowledge, no Materials of Environmental Concern have been constructed, deposited, produced, stored or otherwise first located on, under, in or about the Warranted Real Property following the acquisition and prior to the disposition thereof by the Company or any of its Affiliates. Except as to be described on Schedule 7.19(e), to the Knowledge of the Sellers, prior to the Company's (or any of its Affiliates') acquisition thereof: (i) no Materials of Environmental Concern have migrated from the Warranted Real Property upon or beneath any other properties; and (ii) no Materials of Environmental Concern have migrated or threatened to migrate from any other properties upon, about, or beneath the Warranted Real Property. Except as to be described on Schedule 7.19(e): (i) no Materials of Environmental Concern have migrated from the Warranted Real Property, upon or beneath any other properties, and (ii) no Materials of Environmental Concern have migrated or threatened to migrate from any other properties, upon, about, or beneath the Warranted Real Property, in either case following the acquisition and prior to the disposition thereof by the Company or its Affiliates.

                  (f) No Storage Tanks. Except as to be described on Schedule 7.19(f), to the Knowledge of the Sellers, no underground storage, dump, or treatment tank, gas or oil well or other underground improvement subject to potential remediation under the Environmental Laws is located on the Warranted Real Property on the date hereof. Except for any fuel tanks used in the development thereof or construction thereon, no underground storage, dump, or treatment tank, gas or oil well or other underground improvement subject to potential remediation under the Environmental Laws, has been first located on the Warranted Real Property following the acquisition and prior to the disposition thereof by the Company.

                  (g) No Notices. To the Knowledge of the Sellers, with respect to the Warranted Real Property, neither the Company nor any officer, employee or Affiliate thereof or any prior occupant, owner, tenant, or user of the Warranted Real Property or any other person has received any notice or other communication concerning (i) any violation or alleged or probable violation of any Environmental Laws, or (ii) any alleged liability for environmental damages in connection therewith. No citation, claim, directive, investigation, lawsuit, proceeding, or summons is existing, pending or, to the Knowledge of the Sellers, threatened against the Company or otherwise involving the Warranted Real Property, in either case relating to Materials of Environmental Concern involving the Warranted Real Property, or relating to any alleged violation of any Environmental Laws by the Company or the suspected presence of any Materials of Environmental Concern involving the Warranted Real Property. Except as to be set forth on Schedule 7.19(g), following the acquisition and prior to the disposition of the Warranted Real Property by the Company or any of its Affiliates, no event has occurred and to the Sellers' Knowledge no circumstance has existed, which event or circumstance would provide a basis for the institution or filing of any citation, claim, directive, investigation, lawsuit, proceeding, or summons as described above. Moreover, to Sellers' Knowledge, no decree, injunction, judgment, or writ relating to any of the foregoing is outstanding.

                  (h) Permitted Use. Notwithstanding anything to the contrary in subsections (d) and (e) of this Section 7.19, the storage or use of Materials of Environmental Concern on the Warranted Real Property or the assets referenced in subsection (d) shall not be a breach of the representations and warranties in subsections (d) and (e) of this
         Section 7.19 to the extent that such materials are of a type and are used and stored only in a quantity normally used or stored in connection with the construction, development, occupancy or operation of residential developments, houses and related common facilities (such as fuel, paving materials, paint, cleaning fluids and supplies normally used in the construction, development, occupancy or operation of residential developments, houses, and related common facilities), and such materials are being and have been held, stored and used in material compliance with all Applicable Laws, regulations, ordinances and requirements.

         7.20 Company Contracts. Under the appropriate subheading described below, Schedule 7.20 to be attached hereto shall set forth as of the date hereof all written agreements, arrangements, contracts, commitments, options, and leases to which the Company is a party (the 'Company Contracts'):

                  (a) Home Contracts. Schedule 7.20(a) shall list all contracts pursuant to which the Company is obligated to construct or sell a residence or other building;

                  (b) Development  Agreements   and  Material   Real  Property
         Agreements. Schedule 7.20(b) shall list all contracts to which the Company is a party whereby the Company is obligated to improve or develop real property, or to convey a material interest in real property;

                  (c) Subcontractor Contracts. Schedule 7.20(c) shall list all contracts pursuant to which any Person (other than as an employee of the Company in his or her capacity as an employee) provides material services to the Company in connection with the construction of homes or the development of real property and which is not terminable by the Company without further liability on not more than 30 days' notice;

                  (d) Supplier Contracts. Schedule 7.20(d) shall list all contracts pursuant to which any Person provides a material quantity of supplies to the Company in connection with the construction of homes or the development of real property and which is not terminable by the Company without further liability on not more than 30 days' notice;

                  (e) Personal Property Leases. Schedule 7.20(e) shall list all contracts pursuant to which the Company is the lessor or the lessee of any personal property, or holds or operates any equipment, machinery, vehicle, or other tangible personal property owned by a third party and used in connection with the Company's business which is not terminable by the Company without further liability on not more than 30 days' notice (the "Personal Property Leases");

                  (f) Data Processing Contracts. Schedule 7.20(f) shall list all contracts pursuant to which any Person provides computer or data processing services to the Company in connection with its accounting and financial records or otherwise and which is not terminable by the Company without further liability on not more than 30 days' notice; and

                  (g) Other Contracts. Schedule 7.20(g) shall list the following contracts other than as previously described in this Section 7.20 or in Sections 7.16 or 7.17 hereof, pursuant to which the Company is a party or by which the assets of the Company are bound, including, without limitation, any confidentiality, consulting, employment, non-compete, and secrecy agreements and contracts described in Sections 7.20(g)(i) through 7.20(g)(ix) below, and except for agreements in the ordinary course of business, contracts with home sales real estate agents and brokers and referral fee arrangements:

                        (i) in Schedule 7.20(g)(i), to the Knowledge of the Sellers, any unexpired agreements which obligate the Company to keep information confidential;

                        (ii) in Schedule 7.20(g)(ii), to the Knowledge of the Sellers, any unexpired agreements which: (A) restrict the Company from competing in a particular home building area or market, or (B) except for agreements with past or present employees, benefit the Company by restricting a Person from competing in a particular area or market;

                        (iii)   in   Schedule   7.20(g)(iii),  any  indentures,
                  loan or credit agreements, guarantees, letters of credit, or other agreements or instruments relating to the borrowing or lending of money or the extension of credit (except for agreements which contain terms requiring payment within forty-five (45) days or less of the rendering of services or delivery of goods), together with any documents granting any Lien or other security therefor;

                        (iv) in Schedule 7.20(g)(iv), to the Knowledge of the Sellers, any exclusive marketing, sales agency, or brokerage agreements which are not terminable by the Company without further liability on not more than 30 days' notice;

                        (v) in Schedule 7.20(g)(v), to the Knowledge of the Sellers, all advisory, marketing, management and other service agreements which are not terminable by the Company without further liability on not more than 30 days' notice;

                        (vi)    in   Schedule   7.20(g)(vi),   all   unexpired
                  performance, completion, surety, or other bonds or performance guarantees;
                        (vii)   in   Schedule   7.20(g)(vii),   all   unexpired
                  indemnity agreements;

                        (viii)  in  Schedule  7.20(g)(viii),   all   agreements
                  between the Company and Sellers; and

                        (ix) in Schedule 7.20(g)(ix), to the Knowledge of the Sellers, all contracts, not specified or included above, whether or not made in the ordinary course of business, that involve an aggregate payment in excess of $100,000.

         7.21     Company Contracts Generally.

                  (a) Valid and  Binding.  To Sellers'  Knowledge,  each Company
         Contract is valid and binding. Except as to be set forth on Schedule 7.21(a), to the Sellers' Knowledge, no material Company Contract has been amended in any material way and, to the Knowledge of the Sellers, no party thereto has assigned any of its rights or delegated any of its duties thereunder in contravention thereof. The Company has made copies of its Company Contracts available for inspection by the Purchaser.

                  (b)  No  Breach  or  Default.  Except  as to be set  forth  on
         Schedule 7.21(b), no breach or default exists under any Company Contract and no event has occurred with respect thereto that with the lapse of time or action or inaction by the Company or any other party thereto would result in a breach thereof or a default thereunder.

                  (c) Enforceable by the Purchaser. To the Knowledge of the Sellers, upon the Purchaser's acquisition of the Company pursuant to this Agreement, all rights of the Company with respect to the Company Contracts will remain materially in force in accordance with the Company Contracts' terms, the transfer of control of the Company to the Purchaser notwithstanding.

                  (d) No Liens. To Sellers' Knowledge, the Company's right, title, and interest in, to and under each Company Contract are free and clear of any Lien, other than a Permitted Lien, or a Lien which will be satisfied at the Closing.

                  (e) No Amounts Owed. As of the Closing, the Company will not then owe any amount (whether absolute, contingent, or otherwise) with respect to any Company Contract, other than amounts reflected in the 1996 Balance Sheet, or, to the Knowledge of the Sellers, amounts incurred since the date thereof in the ordinary course of business consistent with past practices and this Agreement, which amounts will have been properly recorded in the accounts payable ledger of the Company.

                  (f) No Burdensome Contracts. To the Sellers' Knowledge, no Company Contract (i) requires the Company to make purchases or pay for services materially in excess of the requirements of its business as conducted and planned by the Sellers, or (ii) guarantees any obligation of another Person or provides any type of indemnification not in the ordinary course of business other than those guaranties and indemnities that will be satisfied at the Closing. Moreover, except as to be set forth on Schedule 7.21(f) hereto or Schedule 7.34 to be attached hereto, to Sellers' Knowledge, no Company Contract or any other agreement, arrangement, commitment, contract, document, or instrument restricts the ability of BTH and the Company to compete whatsoever, other than this Agreement or the BTH Employment Agreement.

                  (g) Leases. Except as to be set forth on Schedule 7.21(g), the Company has paid all rental and other payments due under each Personal Property Lease and Real Property Lease (collectively, the "Leases") under which the Company is the lessee in accordance with its terms. With respect to each such Lease, the Company is in peaceable possession of the buildings, equipment, machinery, real property, vehicles, or other tangible property covered thereby. Moreover, to Sellers' Knowledge, no material indulgence, postponement, or waiver of any of the Company's obligations under any such Lease has been granted by the lessor. To Sellers' Knowledge, the Company possesses the right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Leases as agreed therein.

         7.22 Inventory. To the Knowledge of the Sellers, subject to the Permitted Liens, the Company has good title to all of its inventory reflected on the 1996 Balance Sheet and all inventory that it has purchased or created since the date thereof, other than such inventory disposed in the ordinary course of business consistent with past practices. Since the date of the Letter of Intent between the parties hereto dated November 8, 1996, the Company has disposed of and acquired all inventory only in the ordinary course of business consistent with past practices. Nothing in this Section 7.22 shall override the Sellers' representations and warranties as to the title to real and personal property as set forth elsewhere in this Agreement.

          7.23  Accounts  Receivable.  Except  as to  be  set  forth  on
Schedule 7.23, the accounts and notes receivable reflected on the 1996 Balance Sheet and all accounts and notes receivable of the Company arising since the date thereof, other than accounts and notes receivable collected since then in the ordinary course of business consistent with past practices and this Agreement (a) arose from bona fide sales transactions by the Company in the ordinary course of business consistent with past practices, (b) represent (or represented) bona fide indebtedness of the respective debtors, (c) are (or were) collectible in full in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the 1996 Balance Sheet or reserves accrued since the date thereof, and (d) are not subject to any claim of defense or offset which has been asserted, or, to the Knowledge of Sellers, threatened, subject to reserves or other liabilities reflected in the 1996 Balance Sheet or accrued since the date thereof.

         7.24 Personal Property. Subject to Permitted Liens, the Company has good title to all of the tangible personal property reflected on the 1996 Balance Sheet and all tangible personal property that it has acquired since the date thereof, other than such tangible personal property disposed of since then in the ordinary course of business consistent with past practices.

         7.25 Vehicles. Schedule 7.25 shall describe each automobile, trailer, truck, or other vehicle that the Company owns, which descriptions will include vehicle identification numbers.

         7.26 Permitted Liens. The Company's title to its Company Assets is free and clear of all Liens, other than the following: (a) Liens expressly permitted with respect to particular categories of Company Assets elsewhere in this Agreement, (b) Liens to be listed on Schedule 7.26(b) hereto, (c) Liens for taxes not yet due and payable, (d) Liens for goods or services supplied by other Persons to the Company to the extent such Persons have not been paid in full therefor and the Company is not in default of payment or is in good faith contesting any such payment (and provided that all contests involving amounts in excess of $20,000 shall be set forth on Schedule 7.26(d) hereto), (e) such imperfections of title, pledges, liens and encumbrances, if any, as do not materially detract from the value or interfere with the present or intended use of the properties of the Company or otherwise materially impair the Company's business operations, and which do not secure obligations for borrowed money, judgments, indemnities, guaranties, bonds, surety arrangements, reimbursement obligations (including without limitation in connection with letters of credit) or the deferred portion of the purchase price of acquired property and (f) such other Liens as may be described in the commitments for title insurance delivered pursuant to Section 8.6 hereof (the items set forth in Sections 7.26(a)-(e) are herein referred to collectively as the "Permitted Liens"). Moreover, except for Permitted Liens, to the Sellers' Knowledge, no Liens exist with respect to any Land Contract Property or any other property that the Company is obligated to acquire pursuant to a Company Contract.

         7.27     Litigation and Claims.  Except as to be described on Schedule
 7.27:

                  (a) To the Knowledge of the Sellers, no action, suit, investigation, or proceeding that affects the Company, any Company Asset, or any Seller (a "Legal Proceeding") is pending;


                  (b) to the Knowledge of the Sellers, no Legal Proceeding has been threatened against or affecting any Seller, any Company Asset, the business of the Company, or the execution, delivery or performance of any Document;

                  (c) to the Knowledge of the Sellers, there are no acts, conditions, circumstances, events, or incidents which are likely to result in a material Legal Proceeding;

                  (d) to the Knowledge of the Sellers, there are no Legal Proceedings, which if adversely determined, would result in a Material Change; and

                  (e) there are no material judgments or settlements that the Company has entered into or by which the Company is bound with respect to any administrative or judicial proceeding which judgment or settlement has not been fully performed as of the date hereof.

         7.28 Insurance. Except for title insurance policies covering the Real Property, all insurance policies in effect on the date hereof that provide any type of insurance coverage for the Company, including without limitation insurance coverage with respect to business casualties, business travel, errors and omissions, worker's compensation, extended coverage, fire, and general business liabilities shall be described on Schedule 7.28 (collectively, the "Insurance Policies"), together with the premiums currently payable thereon and a description of the coverage limits and periods of coverage with respect thereto. To Sellers' Knowledge, no material inaccuracy exists in any application with respect to the Insurance Policies and no material disagreement or dispute exists between any of the insurers and the Company or any Affiliate thereof. Moreover, neither the Company nor any Affiliate thereof has received any notice from any insurance carrier of any intention to discontinue any Insurance Policy or any insurance coverage afforded thereby other than changes in policy forms, coverage, conditions, exclusions or limitations which are either of general application to renewals with the relevant insurers or are not material to the operation of the Company's business. No premiums payable under the Insurance Policies are currently past due, and the Company has otherwise complied fully with the material terms and conditions of said policies or has cured any material noncompliance with such policies. The Insurance Policies, all of which are in full force and effect, provide such insurance coverage against the risks associated with the Company and the business of the Company as the Sellers and the Company believe prudent.

         7.29 Customers. Except as to be set forth on Schedule 7.29, during the last five (5) years, neither the Company nor any Affiliate thereof has been involved in any material controversy with any group of similarly situated purchasers of residences or lots from the Company or any Affiliate thereof.

         7.30 Subcontractors. Neither the Company nor any Affiliate thereof is involved in any material controversy with any subcontractor of the Company.
Schedule 7.30 to be attached hereto shall list all Persons performing construction services on behalf of the Company (other than employees of the Company acting in their capacity as employees of the Company) to whom the Company paid more than $200,000 during the year ended December 31, 1996.

         7.31 Suppliers. Neither the Company nor any Affiliate thereof is involved in any material controversy with any of the suppliers of building materials used in the business of the Company. Schedule 7.31 to be attached hereto shall list all suppliers from whom the Company purchased more than $200,000 during the year ended December 31, 1996.

         7.32     Warranty Obligations.

                  (a) Except as to be set forth on Schedule 7.32(a), the Company, to the Knowledge of the Sellers, does not have any warranty claims that are not covered by Homebuyers Warranty Corporation, National Home Insurance Company or warranties from subcontractors that will exceed the amounts reserved therefor on the 1996 Balance Sheet or any amounts properly accrued on the books and records of the Company since the date of the 1996 Balance Sheet.

                  (b) Except as to be set forth on Schedule 7.32(b), to Sellers' Knowledge, no product manufactured, sold, leased or delivered by the Company (except pursuant to Applicable Law) is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

                  (c) Schedule 7.32(c) will include copies of the standard terms and conditions of sale or lease of the Company containing applicable guaranty, warranty, and indemnity provisions.

                  (d) Except as to be set forth on Schedule 7.32(d), to the Knowledge of the Sellers, no events have occurred or facts exist that could result in a significant increase in any future expense related to the guaranty, warranty, and indemnity obligations of the Company to be described on Schedules 7.32(a)-(c) from that historically experienced by the Company.

                  (e) To the  Knowledge of the  Sellers,  except as set forth on
         Schedule 7.32(e), the Company does not have any material liability (and, to the Knowledge of the Sellers, there is no basis for any present or future action suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or the Sellers giving rise to any material liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased or delivered by the Company.

         7.33     Taxes.

                  (a) Tax Returns. Except as to be set forth on Schedule 7.33(a), the Company has duly filed when due, including any extensions, all Tax reports and returns required to be filed for any period prior to the Closing Date in connection with its assets, business, and employees, and has timely paid and discharged all Tax obligations shown thereon. Such Tax reports and returns are accurate and complete, and correctly compute the Tax obligation to which each such report or return pertains, and neither Sellers nor the Company expects any authority to assess any additional Tax for any period for which said Tax reports and returns have been filed.

                  (b) No Notices. Except as to be set forth on Schedule 7.33(b), the Company has not received any notice of any proposed or outstanding Tax deficiency against or allocable to it, and the Company has not executed any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any Tax.

                  (c) No Audits. Neither the Internal Revenue Service nor any other authority has contacted the Company concerning an audit or examination of Tax reports and returns of the Company; and except as to be set forth on Schedule 7.33(c), no such audit or examination has occurred during the five years immediately preceding the date hereof.

                  (d) No Taxes Collected or Withheld. The Company is not required to collect or withhold any income, sales, use, or other Taxes, other than employment related Taxes withheld in respect of Persons reported as employees on Tax returns of the Company in the ordinary course of business, and the Company is not required to withhold employment related Taxes in respect of those persons it has treated as independent contractors for Tax purposes. The Company has timely paid over to each applicable taxing authority all Taxes withheld or required to be withheld.

                   (e) No  Transfer  Taxes.   Except  as to be  set  forth   on
         Schedule 7.33(e), the transfer of the Shares to the Purchaser pursuant hereto will not impose or create any withholding or transfer Tax obligation under the laws of the States of Georgia or Michigan, except for Tax obligations that remain the sole liability of the Sellers.

                  (f) No Tax Liens. No Tax Liens exist with respect to any Company Asset or any property that is the subject of a Company Contract, except for Liens for Taxes.

                  (g) Additional  Jurisdictions.   To Sellers'  Knowledge,   no
         claim is being made by an authority in a jurisdiction where the Company does not file a return that it is or may be subject to taxation by that jurisdiction.

                  (h) Copies of Returns, Etc. The Sellers have caused the Company to deliver to the Purchaser correct and complete copies of all federal income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company during the period commencing six (6) years prior to the date hereof.

                  (i) Miscellaneous. Except as set forth on Exhibit A attached hereto, at the time of their formation, the Corporations and their respective shareholders made valid elections under Subchapter "S" of the Code which elections remain valid as of the date of this Agreement and shall continue to be valid through the Closing Date when the election shall terminate solely by reason of the transfer of the Shares to Purchaser. The Company has not filed a consent under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within Section 897(c)(2) of the Code. The Company is not subject to any obligations under Section 280(G) of the Code. The Partnerships have always been treated as partnerships for tax purposes.

         7.34 Intellectual Property. Schedule 7.34 will set forth a list of all the material Intellectual Property (as defined in Article XIII hereof) owned or used by the Company.

                  (a) Except as to be set forth on Schedule 7.34(a), to the Sellers' Knowledge, the Company owns (free and clear of all Liens, other than Permitted Liens) or has the right to use all material Intellectual Property as presently used without any obligation to make any license, royalty, or other payment with respect thereto (including any license, royalty, or other payment resulting from any infringement of any third party rights) except for payments which have already been made or properly accrued in the Company's books and records or have been properly budgeted in the Company's plans. To the Sellers' Knowledge, each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder.

                  (b)  Except as to be set  forth on  Schedule  7.34(b),  to the
         Sellers' Knowledge, (i) the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third parties, and (ii) none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Schedule 7.34(b) to be attached hereto will list all Persons who, to the

         Knowledge of Sellers, are using any of the Torrey Names (as defined in Section 7.34(c) below) in commerce. To the Knowledge of the Sellers, no third party has infringed upon or misappropriated any Intellectual Property rights of the Company in any material respect.

                  (c) Except as to be set forth on Schedule 7.34(c), to the Sellers' Knowledge, the Company has the right to use the names "The Torrey Group of Companies", "Torrey Homes", "Torrey Realty Services", Torrey Development", "Green Thumb", "Aspen Agency", "Preferred Management Systems", "Provincial Realty", and "Mallard Group", and the trade name (or service mark) "Torrey" (the "Torrey Names") and, except as to be set forth on Schedule 7.34(c), to the Sellers' Knowledge, no other entity has the right to use the Torrey Names as presently used by the Company, either in the identical form or in such near resemblance as to be likely, when applied to the goods or services of such entity, to cause confusion, or to cause mistake, or to deceive.

                  (d) To the Sellers' Knowledge, the Company owns or has the right or nonexclusive license to use, as currently used by the Company, all housing plans, blueprints, elevation drawings, diagrams, and building plats (collectively, the "Building Plans") currently being used by the Company in the construction of homes, except as to be set forth on Schedule 7.34(d). Schedule 7.34(d) shall list all license fees paid to any Person by the Company for the right to use any of the Building Plans.

                  (e) The parties agree and acknowledge that the parties, subject to the rights of third parties to be set forth on Schedules 7.34(a)-(d), intend for the Purchaser upon the Closing and thereafter, to have the sole and exclusive rights to use the Torrey Names and all other marks and names which include the term "Torrey", and any and all variations thereof, whether or not incorporating any design features or the like and whether or not registered. Accordingly, the Sellers' agree that, upon Closing, the Sellers shall not thereafter adopt or use (alone or with others) any trade name, Trademark (as defined in Article XIII hereof), service mark, logo or device or the like which is or may be confusingly similar to any or all of the Torrey Names. Each Seller agrees and acknowledges that the Seller intends to relinquish all rights to use the term " Torrey" (whether alone or with other terms, design features, or the like or not) as a trade name, Trademark or service mark or the like in the real estate business, but this shall not preclude Saab from using the name "Torrey" in connection with his street address or from using the name " SGT."

         7.35     Employees.

                  (a) The Company has provided the Purchaser with a materially accurate list of the names of all current employees (including those on leave of absence or layoff status) of the Company, their job title, employment date, accrued vacation, service credits for employee benefit plans to be set forth on Schedule 7.36 to be attached hereto, and their current aggregate annual cash compensation, showing the components thereof, and changes thereto since December 31, 1996, and other material benefits, including severance benefits payable upon termination.

                  (b) Except as to be set forth on Schedule 7.35(b), the Company has no outstanding loan from or to any Seller or any Affiliate, agent, director, employee, or officer thereof.

                  (c) Except as to be set forth on Schedule 7.35(c), to the Knowledge of the Sellers, no material representations, warranties or promises have been made to or agreements have been reached with any employee at variance with the provisions of the employee manual with respect to their employment, compensation, or benefits with respect to employment by the Company except in accordance with the Company's ordinary course of business and as permitted by this Agreement.

                  (d) To the Knowledge of the Sellers, no executive, key employee, or significant group of employees has given the Company notice of its intent to terminate its employment with the Company during the next 12 months. Schedule 7.35(d) shall set forth a list of all of the following (to the extent not otherwise set forth on any Schedule to this Agreement), true and complete copies of which, to the extent in writing, together with such other related documents as the Purchaser has reasonably requested, have been made available to the
         Purchaser:

                        (i) each management or employment contract or contract for personal services between the Company or any Affiliate and any officer or director of the Company, and to the Sellers' Knowledge, any consultant or employee;

                        (ii)  each   other   plan,   contract,   or arrangement
                  providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, hospitalization or medical expense, insurance for any officer, consultant, director, annuitant or employee of the Company or members of their respective families (other than those to be described on Schedule 7.36), whether or not issued;

                        (iii) each policy regarding  severance,  vacations  and
                  sick time, and each personnel manual; and

                        (iv) any other currently effective agreement relating to material terms of employment, compensation or benefits of the Company's employees to which the Company is a party or which covers any employee of the Company.

         7.36     Employee Benefit Plans and Related Matters.

                  (a) Employee Benefit Plans, Collective Bargaining and Employment Agreements, and Similar Arrangements.

                           (i) Schedule  7.36(a)(i) to be attached  hereto shall
                  list all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements to which the Company and any ERISA Affiliate (as hereinafter defined) of the Company is or ever has been a party or by which it is or ever has been bound, legally or otherwise, including, without limitation, (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (C) any employment agreement or (D) any other "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                           (ii) The Sellers have delivered to Purchaser  copies,
                  complete in all material respects, of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (iii) To the Knowledge of the Sellers, there  are no
                  negotiations, demands or proposals that are pending or have been made and are currently effective which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type describe in this Section.

                           (iv) The Company is in material  compliance  with the
                  applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other Applicable Laws with respect to all such employee benefit plans, agreements and arrangements. To Sellers' Knowledge, the Company has materially performed all of its obligations under all such plans, agreements and arrangements including, but not limited to, the full payment of all amounts required to be made as contributions thereto or otherwise, and as to periods ending on or before the date of this Agreement for which contributions are not yet required to be made, the Company has accrued on its books the amount of such payments in accordance with its past practice and custom. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Sellers, threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the Knowledge of Sellers, no facts exist which should give rise to any such actions, suits or claims.

                           (v) Each of the plans, agreements or arrangements described in this Section can be terminated by the Company within a period of thirty (30) days, without payment of any additional compensation or amount.

                           (vi) With respect to each such plan which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "Plan" (within the meaning of Section 4975(e) (1) of the Code), the Company has not participated in, nor do the Sellers have Knowledge of, any transaction prohibited by
                  Section 406 of ERISA and no "prohibited transaction" (within the meaning of Section 4975(c) of the Code).

                           (vii) The Sellers have delivered to Purchaser for each such plan copies of the following documents to the extent applicable: (i) the Form 5500 filed in each of the most recent three plan years, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (ii) the most recent determination letter from the Internal Revenue Service, (iii) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. To the Knowledge of the Sellers, the financial statements so delivered fairly present the financial condition and the results of operations of each of such plans as of such dates, in accordance with generally accepted accounting principles.

                  (b)      Qualified Plans.

                           (i) Schedule  7.36(b)(i)  to be attached  hereto will
                  contain a designation of all "employee pension benefit plans" of the Company (within the meaning of Section 3(2) of ERISA) which are also stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code.

                           (ii) Each such plan has been duly  authorized  by the
                  appropriate board of directors or similar authorized person of the Corporations and the Partnerships. Each such plan is qualified in form and operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or should give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections of the Code. No event has occurred that will or should subject any such plans to tax under Section 511 of the Code.

                           (iii) With  respect  to each plan  subject to Section
                  412 of the Code maintained for employees of the Company or any of its ERISA Affiliates, no amounts are currently due in connection with the minimum funding standard of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or Section 412(m) of the Code. "ERISA Affiliate", as applied to any Person, means (i) any corporation or any trade or business (whether or not incorporated) which is a member of a group of trades or business under common control within the meaning of Section 414(c) of the Code of which that Person is a member, and (ii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Code of which that Person or any corporation or any trade or business described in clause
                  (i) above is a member.

                  (c) Title IV Plans. No plan which will be listed in any of Sellers' Schedules referenced in this Section 7.36 is a plan subject to Title IV of ERISA.

                  (d)      Multiemployer  Plans.   No  plan  to  be  listed  in
         Schedule 7.36 is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). The Company has not contributed to or had an obligation to contribute to any multiemployer plan. No ERISA Affiliate has withdrawn from any such multiemployer plan in a complete or partial withdrawal under Subtitle E of Title IV of ERISA with respect to which there is any outstanding liability as of the date hereof, or received notice from any such multiemployer plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 or ERISA.

                  (e)      Welfare Benefit Plans.

                           (i)  All  group  health  plans  (as  defined  in Code
                  Section 5000(b)(1)) of the Company and any ERISA Affiliate have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable as well as applicable requirements of Title XXII of the Public Health Service Act and of the Social Security Act. Except to the extent required under Section 4980B of the Code, the Company does not provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

                           (ii) For each plan, fund, or arrangement of the Company which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), or as a fringe benefit program ("Fringe Benefit Plan"), the following is true:
                           (A) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements (including, but not limited to Code Sections 79, 101, 104, 105, 106, and
                                   125) in all material respects;

                           (B) each such Fringe Benefit Plan intended to meet the applicable requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements (including, but not limited to Code Sections
                                   132) in all material respects;

                           (C) no plan described in Section 7.36(a)(i) is or at any time was funded through a "welfare benefit fund" (as defined in Section 419(e) of the Code);

                           (D) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or the
                                   Purchaser to a Tax under Code Section 4976(a); and

                           (E) each such Welfare Plan (including any such plan covering former employees of the Company) may be amended or terminated by the Company or the Purchaser on or at any time after the Closing Date.

                  (f)      Fines and  Penalties.   There has  been  no  act  or
         omission by the Company or any ERISA Affiliate that has given rise to or should give rise to any material fine, penalty, tax, or related charge under Section 502(c), (i) or (1), Section 4071 of ERISA or Chapter 43 of the Code.

                  (g) Certain Payments. The execution and performance of this Agreement will not result in payments (or transfers of property) which constitute "excess parachute payments" within the meaning of
         Section 280G of the Code.

         7.37     Labor Relations; Compliance.

                  (a) Except as to be set forth on Schedule 7.37(a), the Company is not now nor has it ever been a party to any collective bargaining or other labor contract.

                  (b) Except as to be set forth on Schedule 7.37(b), there has not been, there is not presently pending or existing, and to the Knowledge of Sellers there is not threatened (i) any strike, slowdown, picketing or employee grievance process, (ii) any proceeding against or affecting the Company which would result in an Employee Liability (as defined in Article XIII hereof), including without limitation any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (iii) any application for certification of a collective bargaining agent.

                  (c) Except as to be set forth on Schedule 7.37(c), to the Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any employee work stoppage or other labor dispute.

                  (d) Except as to be set forth on Schedule 7.37(d), to the Sellers' Knowledge, the Company has complied in all respects with Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                  (e) Except as to be set forth on Schedule 7.37(e), the Company is not liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with Applicable Law or as a result of an Employee Liability.

         7.38 Books and Records. Except as to be set forth on Schedule 7.38 hereto, the books of account, minute books, stock record books, and other records of the Company have been made available to Purchaser, are complete in all material respects, and, to the Sellers' Knowledge, have been maintained in accordance with reasonably sound business practices. The minute books of the Company contain records of meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. At the Closing, all of those books and records will be in the possession or under the control of the Company.

         7.39     Homeowner Associations.

                  (a) Schedule 7.39 shall set forth a list of all homeowner associations (the "Homeowner Associations") in which the Company has or has had declarant rights.

                  (b) Except as to be set forth on Schedule 7.39, to Sellers' Knowledge, (i) all restrictive covenants and other documents used by the Company in connection with the creation and operation of the Homeowner Associations (A) in which the Company previously had declarant rights complied in all material respects with Applicable Laws at the time the same were promulgated, and (B) in which the Company currently has declarant rights currently comply in all material respects with Applicable Laws, and (ii) all material disclosures and deliveries of information and documents required by Applicable Laws as to such Homeowner Associations and their creation and operation have been materially complied with.

                  (c) To Sellers' Knowledge, Schedule 7.39 shall set forth all amounts owing between the Homeowners Associations and the Company.


                  (d) To the Sellers' Knowledge, no other Claims exist by a Homeowner Association against the Company or any Affiliate of Company, and to the Knowledge of Sellers, each Homeowner Association has been operated, so long as the Company has participated therein, in accordance with Applicable Laws.

         7.40     Partnerships.

                  (a)      Schedule 7.40(a) to be  attached  hereto  shall  set
         forth  the  Partnerships,   together  with  a  breakdown  of  ownership
         interests therein.

                  (b) Except as stated in the agreements governing the operation of each of the Partnerships (the "Partnership Agreements"), there are no options or other rights to acquire any interest in a Partnership. Subject to the terms and conditions set forth in the

         Partnership Agreements, the Company owns its partnership interests free and clear of any Lien or Claim.

                  (c) The Company has prepared on behalf of the Partnerships the financial statements to be set forth in Schedule 7.40(c) (the "Partnership Financial Statements") from the books and records of the Partnerships using generally accepted accounting principles applied on a basis consistent with such principles as the Partnerships have previously used.

                  (d) Except as to be set forth on Schedule 7.40(d), the Partnership Financial Statements present fairly in all material respects the financial position, results of operations, and cash flows of the Partnerships as of the dates and for the periods covered thereby.

                  (e) Except as to be set forth on Schedule 7.40(e) and on the Partnership Financial Statements, the Partnerships have no liabilities other than liabilities incurred since the date of the Partnership Financial Statements in the ordinary course of business consistent with past practices.

                  (f) Except as to be set forth on Schedule 7.40(f), since the date of the Partnership Financial Statements, the Partnerships have not made any distribution with respect to the partnership or other ownership interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its partnership or other ownership interests.

                  (g) The Partnerships have no employees for Tax or other purposes.

                                 VIII. COVENANTS

         8.1 Access to the Business. From the date hereof through the Closing Date, the Sellers shall, and shall cause the Company to, permit the Purchaser and its employees, advisors and other representatives reasonable access to the Company Assets and the business of the Company, including the books and records of the Company. During this period the Sellers shall cause the officers, employees, and advisors of the Company to furnish promptly to the Purchaser such financial and operating information as the Purchaser may request, including copies of any requested documents.

         8.2 Operation of the Company Pending the Closing. From the date hereof through the Closing Date, except as otherwise required hereunder or with the Purchaser's prior consent, the Sellers shall, and shall cause the Company to:
                  (a) Representations and Warranties. Use all commercially reasonable efforts to operate and maintain the Company Assets and the business of the Company in such a manner so that the representations and warranties of the Sellers contained herein shall continue to be true and correct at the Closing Date as if made on and as of such date;

                  (b) Operate the Business in the Ordinary Course. Operate the business of the Company in the ordinary course of business consistent with past practices and this Agreement and in compliance, in all material respects, with all Applicable Laws;

                  (c) Maintain Goodwill. Use all commercially reasonable efforts to preserve intact the business of the Company and the goodwill of its customers, employees, officers, subcontractors, suppliers, and any other Persons having business relations with it;

                  (d) No Material Changes. Not otherwise cause or, to the extent within their commercially reasonable control, permit to exist any Material Change with respect to the Company;

                  (e)      Disposition  of  Assets.   Other  than  pursuant  to
         the requirements of existing contracts and commitments, refrain from disposing of, or committing or granting an option to dispose of (whether by sale, lease or other transfer), any Company Assets, other than (i) the sale of single family residences in the ordinary course of business (but not in bulk) consistent with past practices and this Agreement, and (ii) the sales of other assets involving $50,000 or more in any one transaction or series of related transactions, except with the prior written consent of the Purchaser;

                  (f)      Acquisition  of  Assets.   Other  than  pursuant  to
         the requirements of existing contracts and commitments, refrain from acquiring, or committing or obtaining an option to acquire (whether by purchase, lease, exercise of an option to acquire or acquisition), any real property or interest therein and from leasing, or committing to lease, any personal property, except, in the case of real property, with the prior written consent of the Purchaser and, in the case of personal property, in the ordinary course of business consistent with past practice;

                  (g) Contracts. Refrain from entering into any agreement, arrangement, contract, commitment or lease that would be required to be listed on any of Schedules 7.20(a)-(g)(ix), if entered into prior to the date hereof, except for (i) contracts in the ordinary course of business which can be terminated on not more than thirty (30) days' notice and, (ii) contracts for the sale of single family residences, unless the prior written consent of the Purchaser has been obtained;

                  (h)      Maintain  Assets.  To   the   extent   commercially
         reasonable, maintain in good order and repair the tangible Company Assets;

                  (i) Insurance Coverage. Continue in effect all Insurance Policies or upon experation thereof, appropriate renewals or substitutions providing the same or similar coverage:

                  (j) Make Payments. Pay when due all liabilities and obligations (other than those being contested in good faith and disclosed to the Purchaser) of every kind and nature incurred in, or arising from, the administration, operation, or maintenance of the Company Assets or the business of the Company;

                  (k) Pay Taxes. Timely and accurately file all Tax returns with respect to the Company Assets and the business of the Company and timely pay all Taxes owed with respect thereto;

                  (l) Perform Obligations. Perform in a commercially reasonable manner all obligations under each Company Contract and each other agreement, arrangement, commitment, contract, or lease to which the Company is a party, not commit any material breach thereof and, to the extent commercially reasonable, not cancel or terminate any of them prior to the expiration of their original term;

                  (m)      Change  Key  Employees.  Refrain   from   hiring,
         terminating or changing any of the Company's division managers and from terminating Dwaine Rivers, Linda Sloman, Sam Sparks and Lisa Brutvan, except with the prior written consent of the Purchaser, which shall not be unreasonably withheld;

                  (n) Employee Benefit Plans. Make full and timely payment of all amounts required under each employee benefit plan to be listed on Schedule 7.36(a)(i);

                  (o) Compensation. Refrain from increasing or promising to increase any compensation or benefits that the Company pays to any Person, including any formula upon which any compensation or benefits are based, except with the prior written consent of the Purchaser and except in the ordinary course of the business of the Company;

                  (p) Loans to Affiliates. Refrain from changing, forgiving or making any loan between the Company and any Affiliate thereof;

                  (q) Distributions. Refrain from declaring, setting aside or paying any dividend or making any distributions in respect of, or issuing any of its equity securities or ownership interests (without the prior written consent of Purchaser), and from repurchasing, redeeming or otherwise acquiring any securities or making or proposing to make any other change in its capitalization, provided, however, that the Partnerships shall have the right to make distributions of earnings or capital required under the Partnership Agreements in a manner consistent with past practices;

                  (r) Acquisitions. Refrain from acquiring or proposing to other Persons to acquire all or substantially all of the assets of any other Person, or the stock or equity ownership interests of any other Person;

                  (s)      Organization.  Refrain from making any change in the
         articles  of   incorporation,   partnership   agreement  or  bylaws  or
         equivalent governing instruments of any Corporation or Partnership, except in order to comply with this Agreement; and

                  (t)      Indebtedness.  Refrain  from  creating,   incurring,
         assuming or guaranteeing any long-term debt or capitalized lease obligation outside of the Company's ordinary course of business consistent with past practices and, except as may be required under existing credit or other financing agreements and except as may be made in the ordinary course of business consistent with past practices (including any financing arrangement made in connection with the construction of single and multi-family dwellings), refrain from creating, incurring, assuming or guaranteeing any material current indebtedness.

         8.3      Sellers' Schedules.

                  (a) Delivery of Sellers' Schedules. The Purchaser and the Sellers acknowledge and agree that the schedules required from the Sellers pursuant to this Agreement (the "Sellers' Schedules") have not yet been prepared by the Sellers, or reviewed and approved by the Purchaser, and as a consequence have not been attached to this Agreement as of the date hereof. The Sellers agree to use good faith efforts to provide to the Purchaser for its review the proposed Sellers' Schedules not later than February 15, 1997.

                  (b) Requirements of Sellers' Schedules. The Sellers' Schedules will be numbered and lettered and will correspond to the numbered Sections of this Agreement. The Sellers shall use good faith efforts to insure that each item in the Sellers' Schedules that is an exception to the representations, warranties, and covenants set forth in this Agreement will reference the particular Section to this Agreement to which such exception applies. The lack of a reference to a Sellers'
         Schedule  in any  representation,  warranty or  covenant  contained  in
         Article VII-A or Article VII hereof shall not preclude the Sellers from preparing and delivering a Schedule (which will become a Sellers'
         Schedule subject to the provisions hereof) which references and provides exceptions thereto as otherwise permitted in this Section 8.3. The mere listing (or inclusion of a copy) of a document or other item in the Sellers' Schedules shall not be deemed adequate to disclose an exception to a representation, warranty, or covenant made herein (unless the representation, warranty, or covenant has to do with the existence of the document or other item itself), it being necessary for the Sellers to give some explanation of the way in which the document or other item constitutes an exception, unless such exception is obvious. Notwithstanding the foregoing provision requiring specific references in the Sellers' Schedules to particular Sections of this Agreement, the failure of the Sellers to so specifically list or reference an exception or item shall not give rise to or support a claim based on misrepresentation or breach of warranty or covenant where the subject matter of the exception or the item is otherwise disclosed elsewhere in the Sellers' Schedules and the Purchaser is not prejudiced by such failure to make such specific accurate reference.

                  (c) Purchasers' Approval of Sellers' Schedules. Upon receipt of the Sellers' Schedules, the Purchaser shall proceed with diligence to review the Sellers' Schedules and will notify the Sellers in writing upon its approval thereof. If the Purchaser has not approved the Sellers' Schedules on or before the Outside Closing Date (as defined in Section 12.1 hereof), then the Purchaser may terminate this Agreement by giving notice in writing to the Sellers on or before the Outside Closing Date, and upon such termination, the Purchaser shall no longer be liable to proceed to Closing and shall have no liability as a result of such termination.

         8.4 Update of Information From the date any Schedule required by this Agreement is accepted or deemed accepted by Purchaser through the Closing Date, the Sellers shall promptly notify the Purchaser of any event or occurrence or other information of any kind whatsoever which affects, or may affect, the continued truthfulness, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement or any document, agreement, instrument, certificate or writing furnished to the Purchaser pursuant to or in connection with this Agreement. In furtherance thereof, prior to the Closing, the Sellers shall prepare and deliver to the Purchaser updates to the Sellers' Schedules, in form satisfactory to the Purchaser. To the extent that, as a result of circumstances or events which first arise or are discovered after delivery of the Sellers' Schedules in their entirety either as indicated by Sellers or because of the passage of the deadline for delivering the Sellers' Schedules (in either case through no gross negligence or intentional misconduct of the Sellers), and which are first reported to the Purchaser in any such notification or other disclosure, any representation, warranty or covenant of the Sellers ceases to be true or becomes incapable of performance, and, if the Purchaser elects not to proceed with Closing, then the circumstances or events so reported shall not form the basis for any indemnity claim by the Purchaser under Article XI hereof based solely on the breach or nonperformance of such representation, warranty or covenant caused by such circumstances. If the Closing occurs, unless the notification or other disclosure is a result of the gross negligence or intentional misconduct of the Sellers, then such notification or other disclosure shall be deemed to supplement, modify and qualify each provision of this Agreement and the Sellers' Schedules to which the information contained in such notification relates.

         8.5 Satisfaction of the Closing Conditions. The Sellers shall use all commercially reasonable efforts to cause the Purchaser Conditions to be satisfied, including the receipt of the Consents in form and substance satisfactory to the Purchaser, as promptly as possible. The Purchaser shall use all commercially reasonable efforts to cause the Seller Conditions to be satisfied as promptly as possible.

         8.6 Title Policies. As soon as reasonably possible after the execution of this Agreement, the Sellers shall cause the Company to provide to the Purchaser commitments for title insurance from a title insurance company acceptable to the Purchaser (the "Title Company") for each Real Property and Option Real Property for the Purchaser to review, together with copies of all documents and exceptions listed thereon. The Sellers and the Company acknowledge that the Purchaser has the right to object to the Liens (other than Permitted Liens), exceptions and other matters set forth in such commitments notwithstanding the representation and warranty of the Sellers and the Company set forth in Section 7.26 hereof. At the Closing, for each Real Property the

Sellers shall cause to be delivered to the Purchaser, the cost or expense of which is to be shared equally by Sellers and Purchaser, an Owner's Policy of Title Insurance or endorsements to existing policies with an effective date as of the Closing Date (each such policy and endorsement may be referred to as a "Title Policy") naming the Company as the insured, which policy shall only be subject to (a) ad valorem and real property taxes for the current tax year that have not yet become due, (b) Permitted Liens, and (c) such other matters as are acceptable to the Purchaser in the Purchaser's sole discretion. Each Title Policy shall be issued by the Title Company in an amount to be mutually agreed upon by the parties hereto and shall contain such further endorsements as the Purchaser shall request.

         8.7 Surveys. As soon as reasonably possible after the execution of this Agreement and prior to the Closing, the Sellers shall cause to be delivered a survey on each Real Property, other than Real Property that has been finally platted, by a registered public surveyor reasonably acceptable to the Purchaser (the "Surveys"). Except as to be set forth on Schedule 8.7 hereto, each Survey shall (a) show the location and dimensions of all encroachments, encumbrances, improvements and uses with respect to such Real Property, including the location of all alleys, easements, highways, rights-of-way, streets and roads; (b) show all buildings and set-back lines; (c) recite the appropriate metes and bounds descriptions of such real property; and (d) recite the exact areas of such real property. Upon Purchaser's request and at its sole cost and expense, Sellers shall provide any new surveys on any Real Property.

         8.8 Environmental Studies. As soon as reasonably possible after the execution of this Agreement and prior to the Closing, the Sellers shall make available to the Purchaser true and complete copies of all reports, studies and other materials which the Sellers or the Company possess or control which pertain to the environmental condition of the current and former assets of the Company. Before the Closing Date, the Purchaser may engage, at its sole cost and expense, one or more environmental consulting firms (the "Environmental Consultants") to investigate, analyze, and report on any possible violation of Environmental Laws or the possible existence, handling, generation, processing, refining, manufacture, treatment, storage, use, release, discharge, disposal, dumping or migration (whether legal or illegal, accidental or intentional) of any Materials of Environmental Concern on, to, from or otherwise relating to any Real Property, Leased Real Property, any other real property that the Company acquires or possesses the right to acquire, any Previously Owned Property, and any other real property in the vicinity of such real property. The Sellers and the Company shall cooperate with the Environmental Consultants in connection with their investigation, and shall permit the Environmental Consultants to perform such tests upon such real property as the Environmental Consultants deem appropriate. If (a)(i) the Environmental Consultants conclude, in final written reports delivered to the Purchaser and the Sellers (the "Environmental Reports"), that potential environmental costs, obligations or liabilities exist or reclamation or remediation is otherwise required under the applicable Environmental Laws with respect to any of such real property or the real property in the vicinity thereof, and (ii) the cost of remediation is estimated by Purchaser in good faith to exceed $50,000, or (b) the Purchaser is not, in its sole discretion (including without limitation its business judgment as to the appropriateness or advisability of acquiring the real property involved with a view to the sale or development thereof to consumers or other developers), otherwise satisfied with the environmental condition or history of any such real property or the real property in the vicinity thereof (in either of which cases such Real Property, Leased Real Property, Previously Owned Property or other real property shall be deemed a "Real Property With Environmental Concerns"), then the Purchaser may (but shall not be obligated to) terminate this Agreement pursuant to Section 12.1(e) hereof, in which case Purchaser shall not disclose the results of any such studies or the basis for such termination to any third party, except as may be required by Applicable Law (and, in such event, the Purchaser shall notify the Sellers of such requirement promptly upon determining that a notification is required).

         8.9 No Public Announcement. Except as may be required by Applicable Law, the parties hereto shall not issue any press release or make any public statement concerning this Agreement or the transactions contemplated hereby without obtaining the prior consent of the other parties hereto to the content thereof, which consent shall not be unreasonably withheld, except that upon the execution of this Agreement, the Purchaser shall be entitled, after giving the Sellers the opportunity to review but not approve the content thereof, to issue such press releases or make any public statements concerning this Agreement or the transactions contemplated hereby required or advisable under applicable securities laws or the rules of any exchange or system on which any securities of the Purchaser are traded. Upon such announcement, the Sellers shall be permitted to make similar public statements concerning the transaction.

         8.10 No Shopping. Unless and until this Agreement is terminated pursuant to the terms hereof, neither the Sellers nor any Affiliates thereof shall directly or indirectly encourage, solicit, initiate, or participate in any discussions or negotiations with any Person other than the Purchaser and its representatives concerning any merger, sale of substantially all assets, business combination, sale of shares of capital stock, or similar transaction involving the Company, or directly or indirectly disclose any Company Confidential Information (as defined in Section 9.6 hereof) to any Person other than the Purchaser and its employees, advisors and other representatives. If any Seller receives an offer or inquiry with respect to any of the foregoing types of transactions, such Seller shall promptly inform the Purchaser thereof.

         8.11 Antitrust Law Compliance. The Sellers and Purchaser shall prepare and file, or shall have prepared and filed, with the United States Department of Justice (the "Justice Department") and the Federal Trade Commission (the "FTC") the notification and report form with respect to the transactions contemplated hereby required by the Hart-Scott-Rodino Act and the rules and regulations thereunder. The Sellers and Purchaser shall also promptly comply with any reasonable request of the Justice Department or the FTC for any supplemental information and shall use all reasonable efforts to obtain prompt termination of the waiting period under the Hart-Scott-Rodino Act. The Sellers and the Purchaser shall bear equal parts of the cost of preparing the Hart-Scott-Rodino Act filing requirements.

                IX. NON-COMPETITION AND NON-DISCLOSURE COVENANTS

         9.1 BTH's  Covenant  Restricting  Home  Building   Activities.    BTH,
individually and on his own behalf, covenants that during the Non-Compete Period as described in Section 9.4 hereof, he will not directly or indirectly own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in the construction or sale of residential property in competition with the Company, the Purchaser, or any of its Affiliates, including without limitation, the construction or sale of single-family or multi-family residences, the development of real property for use as lots for residential construction, and any activities ancillary or related to the foregoing activities (except for the development of real property for, or the construction of, any residence for any family member of BTH for such family members' personal use) (collectively, "BTH Home Building Activities"), or be involved as a partner, guarantor, or other holder of an interest in any Person engaging in any such activities, within 100 miles of any market in which the Company currently operates or operates at any time after the Closing Date during his employment with the Company.

         9.2 Saab's Covenant Restricting Home Building Activities. Saab, individually and on its own behalf, covenants that during the Non-Compete Period as described in Section 9.4 hereof, he will not directly or indirectly own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in the construction or sale of residential property in competition with the Company, the Purchaser, or any of its Affiliates, including without limitation, the construction or sale of single-family or multi-family residences, the development of real property for use as lots for construction of single-family residences, and any activities ancillary or related to the foregoing activities (except for the development of real property for, or the construction of, any residence for any family member of GS for such family members' personal use) (collectively, "Saab Home Building Activities"), or be involved as a partner, guarantor or other holder of an interest in any Person engaging in any such activities within twenty-five (25) miles of any market in which the Company currently operates. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Saab from engaging in any of the activities described in the foregoing sentence as they relate to multi-family residences or real property to be developed therefor (a) for which Saab owns or controls as of the Closing Date; or (b) after the date hereof if Saab notifies the Purchaser of any contemplated action of Saab related thereto and the Purchaser reaches an agreement with Saab, with terms satisfactory to both Saab and the Purchaser, which allows the Purchaser to participate in such activity, but if no such agreement is reached, Saab may participate in such activity if the Purchaser consents to Saab's involvement in such activity, which consent shall not be unreasonably withheld or delayed.

         9.3 Interference with Contracts and Referrals to Competitors. Each Seller, individually and on his own behalf, covenants (together with such Seller's covenant in Section 9.1 and 9.2 hereof, the "Covenant Not to Compete") that during the Non-Compete Period as described in Section 9.4 hereof, such Seller will not directly or indirectly:

                  (a) Interfere with Contracts. Either on his own account or for any other Person, solicit, induce, attempt to induce, interfere with, or endeavor to cause any Person (including without limitation any broker, customer, governmental authority, subcontractor, or supplier) to modify, amend, terminate, or otherwise alter any contract or arrangement that such Person has with the Company, the Purchaser or any Affiliate thereof with respect to the businesses of the Company acquired pursuant hereto.

                  (b) Solicit Employees. Solicit to employ or employ, directly or indirectly, any employee of the Company, the Purchaser or any Affiliate thereof while such individual is employed by the Company, the Purchaser or an Affiliate of the Purchaser.

         9.4 Non-Compete Period. The "Non-Compete Period" shall mean the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, provided that if during any period any Seller is in breach or violation of the Covenant Not to Compete, the Non-Compete Period shall be extended by a period equal to the period of such breach or violation occurring after the date the Purchaser first gives notice thereof to the breaching party.

         9.5 Indirect Competition; Certain Exclusions.

                  (a) Indirect Competition. For purposes of this Agreement, a Seller shall be deemed to be in default of its obligations under
         Section 9.1 or 9.2 hereof (as applicable) if such Seller directly or indirectly owns any beneficial interest in any Person who engages in BTH or Saab Home Building Activities at any location described in
         Section 9.1 or 9.2 hereof.

                  (b) Certain  Exclusions.  Notwithstanding  the  provisions  of
         Section 9.5(a), (i) the ownership of securities of any Person traded on any national exchange or market representing not more than 1% of the issued and outstanding amount of such securities, (ii) the ownership of any shares or other interest in the Purchaser by any Seller, or (iii) the retainer of BTH pursuant to the BTH Employment Agreement, shall not constitute a violation of the Covenant Not to Compete.

         9.6 No Disclosure of Confidential Information. Each Seller, individually and on his own behalf, covenants (the "Non-Disclosure Obligation") that after the date hereof, such Seller will not disclose any confidential or proprietary information concerning the Company Assets or the business of the Company or any Affiliate thereof which is not generally known or available to the public (the "Company Confidential Information") or any confidential or proprietary information concerning the business of the Purchaser or any Affiliate thereof which is not generally known to or available to the public (the "Purchaser Confidential Information") and will not disclose any trade secrets (as defined under applicable law) of the Company or any Affiliate thereof or the Purchaser or any Affiliate thereof for so long as such information constitutes a trade secret under Applicable Law. This Section 9.6, however, shall not preclude a Seller from:

                  (a) Advice. Disclosing Company Confidential Information or Purchaser Confidential Information to his accountants, lawyers, and other professional advisors, provided that a Seller shall be deemed to have breached this Section 9.6 if any such accountant,lawyer, or other professional advisor discloses such information to any other non-authorized Person;


                  (b) Public Information. Disclosing information generally available to the public other than by breach of this Section 9.6;

                  (c) Required by Law. Disclosing information required by law or court order after promptly notifying the Purchaser of the requirement to disclose such information and, to the extent legally practical, permitting the Purchaser a reasonable period to obtain a protective order to prevent such disclosure;

                  (d) Tax Returns. Disclosing information required in any Tax report or return;

         or

                  (e) Termination of Agreement. Disclosing any Company Confidential Information or trade secret of the Company if this Agreement is terminated pursuant to Section 12.1 hereof.

         9.7 Reasonableness. Each Seller acknowledges that the terms of the Covenant Not to Compete and the Non-Disclosure Obligation applicable to such Seller are reasonable in all respects and necessary to permit the Purchaser to realize the benefits of the acquisition of the Company.

         9.8 Judicial Enforcement. Any threatened or actual breach or violation of the Covenant Not to Compete or the Non-Disclosure Obligation shall entitle the Purchaser to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedies to which the Purchaser is entitled because of such breach or violation. If a court of competent jurisdiction determines that the Covenant Not to Compete or the Non-Disclosure Obligation are partially or wholly inoperative, invalid, or unenforceable in a particular case because of their duration, geographical scope, restricted activity, or any other parameter, such court may reform such duration, geographical scope, restricted activity, or other parameter with respect to such case to permit enforcement of such reformed Covenant Not to Compete or reformed Non-Disclosure Obligation to the greatest extent allowable.

                        X. MISCELLANEOUS CLOSING MATTERS

         10.1 Life Insurance Policies. Provided the same can be done at no cost or expense to the Company (or that the relevant Seller assumes and pays the cost thereof) and provided further that the Company does not have to assume any liabilities in connection therewith, the Purchaser shall cause the Company to use all reasonable efforts to transfer to each Seller or his respective designee(s) those insurance policies on the life of such Seller to be described on Schedule 10.1 hereto upon payment to the Company by such Seller of the amount of the cash surrender values, if any, of such respective policies.

                  10.2 Termination of Employee Benefit Plans. At or prior to the Closing Date, the Purchaser may, in its sole discretion, elect to either continue or terminate any of the Company's employee benefit plans (as to be set forth in Schedule 7.36(a)(i)), programs or policies. To the extent the Purchaser elects to terminate any of the Company's employee benefit plans (as to be set forth in Schedule 7.36(a)(i)), programs or policies (a) employees of the Company continuing active employment shall receive credit for their service prior to the

Closing Date with the Company for the purpose of determining eligibility for participation (but not for benefit accrual purposes) in the employee benefit plans, programs and policies sponsored by the Purchaser for the benefit of its employees generally as set forth in the Purchasers' employee handbook, a copy of which has been made available to the Sellers, and (b) the Purchaser shall cause the Company employees and their eligible dependents to be eligible for coverage under its health care plan without interruption of coverage and shall waive all pre-existing conditions, restrictions and limitations for any medical condition thereof at or prior to the Closing, except to the extent coverage of such medical condition would be limited under the group health insurance plan applicable to the affected employee at or prior to the Closing Date.

                               XI. INDEMNIFICATION

         11.1     Indemnification of the Purchaser.

                  (a)  Individual  Breaches and  Failures to Perform  Individual
         Covenants. Subject to Section 14.18 hereof, each Seller shall indemnify, defend, reimburse, and hold the Purchaser, the Company and their Affiliates, agents, directors, employees (other than BTH), officers (other than BTH), and stockholders (other than the Sellers) harmless from any and all Claims (including, without limitation, those arising from the indemnified party's negligence) directly or indirectly related or arising with respect to: (i) any breach of any representation or warranty set forth in Section 3.1 or Article VII-A hereof or any covenant or agreement individually made by such Seller on and for his own behalf in Articles VII-A or IX hereof, and (ii) any failure duly to perform or observe any term, provision, covenant, or agreement to be individually performed or observed by such Seller on and for his own behalf pursuant to Articles VII-A or IX hereof;

                  (b) Joint and Several Breaches, Failures to Perform Covenants, and Taxes. Subject to Section 14.18 hereof, except for the individual indemnities made pursuant to Section 11.1(a) hereof for which each Seller shall only be individually liable, the Sellers, jointly and severally, shall indemnify, defend, reimburse, and hold the Purchaser, the Company and their Affiliates, agents, directors, employees (other than BTH), officers (other than BTH), and stockholders (other than the Sellers) harmless from any and all Claims (including, without limitation, those arising from the indemnified party's negligence) directly or indirectly related or arising with respect to: (i) any breach of any representation or warranty (subject to Section 14.18 hereof) or any covenant or agreement made in this Agreement or any Document delivered at or in connection with the Closing; (ii) any failure duly to perform or observe any term, provision, covenant, or agreement to be performed or observed pursuant to this Agreement or any Document delivered at or in connection with the Closing; (iii) any federal Tax imposed upon or in respect of the transactions contemplated hereby together with any Tax imposed by any State (or subdivision thereof) in which the Company is or has conducted business (other than the Increased Tax Amount as described in Section 2.3 hereof); and (iv) any Tax imposed upon the Company for any Tax period ending on or prior to the Closing Date.

         11.2 Indemnification of the Sellers. The Purchaser shall indemnify, defend, reimburse, and hold the Sellers harmless from any and all Claims (including, without limitation, those arising from the indemnified party's negligence) directly or indirectly related or arising with respect to:

                  (a)      Breaches.  Any  breach  of  any  representation   or
         warranty (subject to Section 14.18 hereof) or any covenant or agreement of the Purchaser contained in this Agreement or any Document delivered at or in connection with Closing;

                  (b) Failure to Perform. Any failure duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by the Purchaser pursuant to this Agreement or any Document delivered at or in connection with Closing; and

                  (c)      Remaining  Guaranties.  All   personal  guaranties,
         letters of credit and surety bonds referenced in Section 5.2(g) hereof, except for the Remaining Guaranties.

         11.3 Indemnification Procedures. All claims for indemnification under this Agreement (other than pursuant to the provisions of Section 3.6 hereof) shall be asserted and resolved as follows:

                  (a) Notification. A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party (" Third-Party Claim") which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third-Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party's request for indemnification under this Agreement. Within thirty
         (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XI with respect to such Third-Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third-Party Claim.

                  (b)   Participation   of  the   Indemnifying   Party.  If  the
         Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third-Party Claim, then the Indemnifying Party shall have the right to defend, at it sole cost and expense, such Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this
         Section 11.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof, but shall consult in good faith with the Indemnified Party before entering into any compromise or settlement. The Indemnified

         Party may participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 11.3(b), and shall bear its own costs and expenses with respect to such participation.

                  (c)   Participation   of  the   Indemnified   Party.   If  the
         Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 11.3(b) hereof, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to
         Section 11.3(b) hereof but fails to prosecute or settle the Third-Party Claim diligently and promptly, then the Indemnified Party shall notify the Indemnifying Party that the Indemnified Party elects to assume the defense of the Third-Party Claim. The Indemnified Party shall then have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third-Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third-Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XI and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction or by settlement, arbitration or other binding non-judicial procedure, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (d) Claims Between Parties. If any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third-Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from the Indemnifying Party's receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, then the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, then such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  (e) Payments. Payments of all amounts owing by an Indemnifying Party pursuant to this Article XI relating to a Third-Party Claim shall be made within 30 days after the latest of (i) the settlement of such Third-Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third-Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
         Section  11.3(d) hereof shall be made within 30 days after the later of
         (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         11.4     [Intentionally Omitted]

         11.5 Remedies. The rights and remedies provided in this Agreement and the other Documents are cumulative and shall be the exclusive remedies of the parties hereto with respect to claims for monetary damages (whether calculated at law, in equity or otherwise) related to the matters addressed herein and with respect to the transactions contemplated hereby and the parties shall have no other liability for monetary damages (whether calculated at law, in equity or otherwise) to each other, under any statutory or common law right (including, without limitation, CERCLA), but nothing herein shall be construed as limiting the right of a party hereto to equitable relief, other than limiting equitable monetary damages, for a breach of this Agreement or the Documents delivered in connection herewith including, without limitation, specific performance of the terms of such agreements. Any election of one remedy by a party hereto shall not constitute a waiver of any other available remedy.

         As to any claim brought by the Purchaser pursuant to this Agreement, each Seller hereby agrees that he will not make any claim for indemnification against any person comprising the Company by reason of the fact that he was a director, officer, employee, or agent of any such Person prior to the Closing or was serving at the request of any such Person as a partner, trustee, director, officer, employee, or agent of another Person prior to the Closing (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, by law, agreement, or otherwise).

         11.6 Insurance. With respect to any events occurring on or before the Closing Date that are insured under any Insurance Policy, or any other insurance policy covering any Seller or the Company, the Purchaser shall be entitled to the benefits thereof. As to any insurance policy maintained by the Purchaser or the Sellers after Closing, the insured thereunder shall use all commercially reasonable efforts to obtain from the issuer of each such policy a waiver of subrogation in favor of the other party hereto.

         11.7 Rights of the Sellers against the Company. Nothing herein shall be deemed to terminate any rights of contribution or indemnification of the Sellers or either of them against the Company for claims by third parties against the Sellers which do not form the basis for an indemnity claim by the Purchaser under this Article XI.

         11.8 Limitations of Indemnification. The indemnification provided for in this Article XI shall be subject to the following limitations: (a) the Sellers shall not be obligated to pay any amounts for indemnification under this
Article XI in excess of the  Purchase  Price paid by the  Purchaser  pursuant to
Section 2.1 hereof (the "Indemnification Cap"); (b) an Indemnifying Party shall not be obligated to pay any amounts for indemnification hereunder relating to a Claim to the extent of (i) any tax benefit to the Indemnified Party therefrom, and (ii) any insurance proceeds and any indemnity, contribution or similar payment paid to the Indemnified Party or any Affiliate from any third party with respect thereto; (c) neither the Sellers nor the Purchaser shall be entitled to make any claim for indemnification hereunder against the other until the cumulative sum of indemnifiable claims it has is equal to or greater than $200,000.00 (the "Indemnification Threshold"), in which case the first $100,000.00 of such claims shall be deductible and not recoverable but the remainder (including the amount between $100,000.00 and $200,000.00) shall be recoverable to the extent otherwise provided in this Article XI.

                           XII. TERMINATION; REMEDIES

         12.1 Termination of this Agreement. Upon notice to the other parties hereto, the Purchaser or the Sellers may terminate this Agreement prior to the Closing under the circumstances set forth below:

                  (a) Outside Closing Date. The Purchaser or the Sellers may terminate this Agreement if the Closing has not occurred on or before March 31, 1997 (the "Outside Closing Date").

                  (b) Mutual Consent; Failure to Approve Attachments. The Purchaser and the Sellers may terminate this Agreement upon mutual consent or by reason of the parties' inability (after the use of commercially reasonable efforts) to agree to any Attachment to be attached hereto pursuant to the terms hereof.

                  (c)      Sellers'   Breach.   The  Purchaser  may  terminate
         this Agreement if the representations and warranties that the Sellers have made hereunder were untrue, in any material respect, when made or will be untrue, in any material respect, on the Closing Date as if made on and as of the Closing Date or if the Sellers have failed to perform promptly the covenants and agreements hereunder that they are required to perform on or before the Closing Date.

                  (d) Purchaser's Breach. The Sellers may terminate this Agreement if the representations and warranties that the Purchaser has made hereunder were untrue, in any material respect, when made or will be untrue, in any material respect, on the Closing Date as if made on and as of the Closing Date or if the Purchaser has failed to perform promptly the covenants and agreements hereunder that it is required to perform on or before the Closing Date.

                  (e) Adverse Environmental Circumstances. The Purchaser may terminate this Agreement under the circumstances described in
         Section 8.8 hereof.

                  (f) Schedules. The Purchaser may terminate this Agreement under the circumstances set forth in Section 8.3 hereof.

         12.2 Effect of Termination; Remedies. If this Agreement is terminated pursuant to Section 12.1(a), (b) or (f) hereof, no party hereto shall possess any right against any other party hereto because of such termination or the reasons therefor, except as set forth in Section 12.3 hereof. If the Purchaser terminates this Agreement pursuant to Sections 12.1(c) or (e) hereof, the right of the Purchaser to pursue any and all remedies that it may have hereunder or at law or in equity shall survive unimpaired, but the Sellers shall have no liability for any breach of the representations or warranties set forth in
Section 7.19 hereof in such event if none of them had Knowledge of such breach prior to the date of delivery of the relevant Schedule(s). If the Sellers terminate this Agreement pursuant to Section 12.1(d) hereof, the Sellers shall have as their sole and exclusive remedy the right to demand and collect $1,000,000 from the Purchaser as liquidated damages. In connection therewith, the parties hereto agree that (i) damages of the Sellers following any termination by Sellers pursuant to Section 12.1(d) hereof are difficult or impossible to accurately estimate or calculate, and (ii) the liquidated damages amount set forth in this Section 12.2 are a reasonable pre-estimate (and not a penalty) of what the damages of the Sellers would be in the event of the occurrence of any such termination and, if assessed, shall be the sole non-equitable remedy with respect to such termination.

         12.3 Topping Fee; Right of First Refusal. If this Agreement is terminated without a Closing for any reason (other than a default by the Purchaser), and the Sellers receive an offer for an amount greater than the Purchase Price to purchase the Shares or substantially all of the Company Assets within 60 days after the date of termination, which sale is closed within 120 days after the expiration of said 60-day period, then in addition to all the other remedies that may be available to the Purchaser hereunder, the Sellers shall pay to Purchaser the amount of $1,000,000 within ten days after the closing of such sale. If this Agreement is terminated without a Closing for any reason other than a default by the Purchaser and, as of the date of such termination, the Purchaser is not in default hereunder, and the Sellers receive an offer within 60 days after such termination to purchase the Shares or substantially all of the Company Assets for less than the Purchase Price which they are willing to accept or cause the Company to accept, then the Sellers shall promptly notify the Purchaser of such offer, which notification shall contain all material terms of such offer, and the Purchaser shall have a right of first refusal to match such offer for thirty (30) days after receipt of such notice.


                                XIII. DEFINITIONS

         Capitalized terms used herein shall have the following meanings:

         13.1 "Affiliate" with respect to any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

         13.2  "Applicable   Laws"  means   all  applicable  statutes,   laws,
ordinances, judgments, regulations, rules, injunctions, orders, policies and writs of all federal, state, local, and foreign governmental entities (and any agencies, departments, and political subdivisions thereof).

         13.3 "Business Day" means a day that is not a Sunday, Saturday, or holiday when banks in the State of Georgia are required or permitted to be closed.

         13.4 "Claims" means any action, assessment, cause of action, charge, claim, cost, counterclaim, damage, defense, deficiency, demand, disbursement, expense, fine, interest, inquiry, investigation, judgment, lawsuit, legal action, litigation, liability (joint or several), loss (including any diminution in value), payment, penalty, proceeding, or suit (including actual and reasonably incurred fees and expenses of attorneys, accountants, other professional advisers, and expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever.

         13.5 "Company Assets" means all assets, franchises, interests, properties, and rights of every kind and description, real, personal or mixed, tangible or intangible, necessary or appropriate to the conduct of the Company's business as it is currently being conducted, whether owned by the Company or used by it in connection with its business, including without limitation, all right, title and interest of the Company in, to and under (a) all assets reflected on the 1996 Balance Sheet and all assets subsequently acquired in the ordinary course of business, except for assets disposed of after December 31, 1996 in the ordinary course of business (b) all Real Property, Leased Real
Property, and Intellectual Property, (c) all Company Contracts and (d) all assets owned or used by the Partnerships.

         13.6 "Copyright" means all copyrights in published and unpublished works, now or hereafter existing, in the United States of America or any foreign jurisdiction, and all applications, registrations, and recordings relating thereto filed in the United States Copyright Office or in any other government office or agency in the United States of America or any foreign jurisdiction.

         13.7 "Documents" means this Agreement, the certificates, instruments, consents, documents, policies, reports or other items delivered at or in connection with the Closing.

         13.8 "Employee Liabilities" means any Company cost, liability, or obligation relating to any (a) Applicable Law relating to employees, including laws relating to concerted activity, discrimination, hours, occupational health and safety, wages, and the withholding of Taxes, (b) collective bargaining agreement, (c) compensation owed to employees, including salaries, wages, and bonuses, (d) employee disability, including disability relating to accidents, exposure to harmful conditions, injury, sickness, and tort, (e) employment contract, whether written or oral, (f) employment discrimination, (g) employee benefit plan, (h) employee fringe benefit, (i) employee insurance coverage, (j) compensation, (k) health and safety, (l) pension plan, (m) plant closing, (n) retiree medical, (o) severance pay, (p) unfair labor practice, (q) vacation, (r) unemployment benefit, (s) wage and hour law, (t) workers' compensation, and (u) wrongful discharge.

         13.9 "Environmental Laws" means any present federal, state or local code, regulation, rule, statute, ordinance or similar item of any governmental authority, and any covenant running with the land, that relates to environmental, health, industrial hygiene, pollution, or safety matters, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act of 1976, and the Toxic Substances Control Act, and any applicable laws of any state in which the Company is conducting or has conducted business, and any judicial or administrative decree, interpretation, judgment, or order with respect thereto.

         13.10 "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         13.11 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents (as defined in Section 13.16 hereof), patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all rights of publicity with respect to the Torrey Names, (f) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(g) all computer software (including data related documentation), (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         13.12 With respect to the Purchaser,"Knowledge" means actual knowledge of Donald R. Horton and Richard Beckwitt. With respect to the Sellers, "Knowledge" means the actual knowledge of GS, BTH, Dwaine Rivers, Linda Sloman, Sam Sparks (as to factual matters only), Bill Noland, David Weber, Lisa Brutvan, Jonathan Giles, Pat Longo, and Larry Setter.

         13.13 "Liens" means any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien or encumbrance of any kind.

         13.14 "Material Change" with respect to any Person means that such Person has (a) entered into any transaction outside its ordinary course of business consistent with past practices, (b) undergone a material adverse change with respect to its assets, cash flows, business, financial condition, operations, or prospects, (c) materially amended, modified, or terminated any material agreement, arrangement, contract, lease, or permit, to which it is a party, including its articles of incorporation and bylaws, or suffered the occurrence of any such amendment, modification, or termination, (d) defaulted under or breached any material agreement, arrangement, contract, lease, or permit to which it is a party or by which any of its assets are bound, which default has not been cured within any grace period or time allowed for such cure, (e) permitted any material right to lapse, including any Intellectual Property Right, (f) assumed, created, guaranteed, or incurred any material indebtedness, whether absolute or contingent (other than to finance the acquisition, development or maintenance of real property after the date hereof in the ordinary course of business and consistent with past practice), (g) settled any material lawsuit, or been sued, other than settlements and lawsuits that have an insignificant effect upon it, (h) changed the accounting principles used when maintaining its accounting records or presenting its financial statements, or otherwise altered the manner of keeping its accounts, books, and records, or filing its tax returns (except to the extent any such change of the Company was initiated at the request of the Purchaser or as required hereunder),
(i) entered into any agreement to take any of the actions described in the foregoing clauses (a) through (h).

         13.15 "Material of Environmental Concern" means any substance that (a) is subject to investigation or remediation under any Environmental Law, constitutes a contaminant, hazardous waste, hazardous substance, or pollutant under any Environmental Law, or is adversely designated, listed, or regulated thereunder, (b) is corrosive, explosive, flammable, radioactive, toxic, or otherwise regulated by any domestic governmental entity, (c) contains diesel fuel, gasoline, or other petroleum hydrocarbons, (d) contains polychlorinated biphenyls in excess of authorized levels, (e) contains asbestos that is or can become friable, (f) contains urea formaldehyde foam insulation, (g) constitutes or threatens to cause an environmentally related nuisance upon the subject property or any adjacent property, or (h) poses or threatens to pose a hazard to the health or safety of any individual.

         13.16 "Patent" means (a) all letters patent of the United States of America or any similar rights under the laws of any foreign jurisdiction and any divisions, extensions, or reissues thereof, and (b) all applications for letters patent of the United States of America or any similar rights under the laws of any foreign jurisdiction and all continuations, continuations-in-part, or divisions of such applications.

         13.17 "Person" means an association, corporation, estate, general partnership, governmental entity (or any agency, department, or political subdivision thereof), individual, joint stock company, joint venture, limited liability company, limited partnership, trust or any other organization or entity.

         13.18   "Previously   Owned  Property"   means   property  constructed,
developed or sold by the Company but neither owned by the Company on the Closing Date nor constituting Real Property or Leased Real Property.

         13.19   "Securities Act" means the Securities Act of 1933, as amended.

         13.20 "Substantially Complete" means that each and all of the requirements listed in this Section 13.20 have been met with respect to the Developed Real Property and each lot contained therein ("Lot" or "Lots"):

                  (a)      Final subdivision plats have been approved by all
         applicable  governmental  authorities  and  recorded  in  the  official
         records  of  the  County,   municipality  or  applicable   governmental
         authority;

                  (b) Final acceptance letters have been issued by the appropriate governmental authority which evidence that such authority has accepted for permanent maintenance all the streets, water lines, sanitary sewer, and storm sewers for the Lots;

                  (c) The appropriate governmental authority has certified that operable water and sewer taps are available to each of the Lots; and
                  (d) The appropriate governmental authority has certified that building permits are obtainable for the construction of single-family houses on the Lots.

         13.21 "Taxes" or "Tax" means any federal, state, local, foreign, or other ad valorem, customs, documentary, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, or withholding tax, or other assessments, charges, fees, imposts, levies, or taxes of any kind whatever, together with any interest and penalties thereon and any additional amounts with respect thereto.

         13.22 "Trademark" means any business name, logo, service mark, trademark, trade name, trade style, and other business or source identifier, and any combination, contraction, derivative, expansion, modification, or variation thereof.

                                  XIV. GENERAL

         14.1 Amendment. No amendment or modification of any of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties hereto or signed by one party hereto and deemed acceptable by the other party(ies) in accordance herewith.

         14.2 Counterparts. Any Document may be executed in any number of counterparts, each of which shall be deemed to be an original document, but all of which shall constitute one and the same document. Any party to any Document may execute and deliver such Document by an executed signature page transmitted via facsimile machine, if such party promptly thereafter delivers an originally executed signature page to each other party thereto.

         14.3 Entire Agreement. This Agreement and the other Documents constitute the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter contained herein, including without limitation the Letter of Intent, dated November 8, 1996, between the Sellers and the Purchaser, except that any obligations of (a) the Purchaser to maintain the confidentiality of any personal confidential information of the Sellers shall survive the execution of this Agreement, (b) the Sellers to maintain the confidentiality of any Company Confidential Information and Purchaser Confidential Information shall survive the execution of this Agreement as provided in Section 9.6 hereof and shall expire, as to the Company Confidential Information and trade secrets of the Company only, upon the termination of this Agreement, and (c) the Purchaser to maintain the confidentiality of the Company Confidential Information or any trade secret of the Company shall survive the execution of this Agreement and expire only if the Closing occurs.

         14.4 Expenses. Each party hereto shall bear its own accounting and legal fees and other costs and expenses with respect to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided herein. It is expressly understood and agreed that Sellers shall be responsible for the payment of any fee to Smith Barney Inc. and one half of the filing fee under the Hart-Scott-Rodino Act up to $22,500 and the Purchaser shall be responsible for the payment of the remainder of such filing fee. Any provision hereof providing for a payment of any cost, expense or other amount by the Sellers, or any of them, shall require such payment from the consideration otherwise payable to the Sellers hereunder and not from the Company or its assets.

         14.5 Governing Law. This Agreement shall be construed and interpreted according to, governed by and performed under the laws of the State of Georgia, without regard to the principles of conflicts of law thereof, and such federal laws of the United States of America as may apply.

         14.6 Headings. Article, section and other headings are used herein only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation hereof.

         14.7 Assignment. No party hereto may assign its benefits or delegate its duties hereunder without the prior written consent of the other parties hereto, but the Purchaser may assign its interest herein to a wholly owned subsidiary, so long as (a) the Purchaser will remain obligated to the Sellers for its obligations hereunder and (b) the Purchaser Shares will continue to be shares of Common Stock.

         14.8 No Third-Party Beneficiaries. Except with respect to the indemnities set forth in Article XI hereof and permitted assignees, this Agreement is solely for the benefit of the parties hereto and no other Person shall have any right, interest, or claim hereunder.

         14.9 Notices. All notices and other communications in connection with this Agreement shall be in writing and deemed to have been received on the day of delivery if delivered by hand, overnight express, regular mail, or facsimile transmission (which shall be deemed a writing for purposes hereof), or three (3) Business Days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to each party at its address set forth below (or to such other address to which such party has notified each other party in accordance with this Section 14.9 to send such notices or communications):

         Purchaser:                 D.R. Horton, Inc.
                                    1901 Ascension Boulevard, Suite 100
                                    Arlington, Texas 76006
                                    Attn:  Richard Beckwitt
                                    Facsimile No.:  (817) 856-8249

         Sellers:                   Mr. Ghassan M. Saab
                                    P.O. Box 7718
                                    Flint, Michigan  48507
                                    Facsimile No.:  (810) 235-9498

                                    Ghassan M. Saab Trust
                                    P.O. Box 7718
                                    Flint, Michigan  48507
                                    Facsimile No.:  (810) 235-9498

                                    Mr. Burl T. Horton
                                    c/o The Torrey Group
                                    5400 Highlands Parkway
                                    Smyrna, Georgia 30082
                                    Facsimile No.:  (770) 434-2004

         with copies to:            Torrey Development Corp.
                                    5400 Highlands Parkway
                                    Smyrna, Georgia  30082
                                    Attn:  Sam Sparks
                                           Facsimile No.:  (770) 434-3092
         and
                                    Troutman Sanders LLP
                                    600 Peachtree Street, N.E.
                                    Suite 5200
                                    Atlanta, Georgia  30308-2216
                                    Attn:  Richard P. Keck, Esq.
                                    Facsimile No.:  (404) 885-3900

         14.10 Performance on Business Days. If any event or the expiration of any period provided for herein is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day.


         14.11 Plural and Singular Words. Whenever the plural of a word is used herein, that word shall, if appropriate, include the singular of that word. Whenever the singular of a word is used herein, that word shall, if appropriate, include the plural of that word.

         14.12 Pronouns. Whenever a pronoun of a particular gender is used herein, that pronoun shall, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used herein, that pronoun shall, if appropriate, also refer to the masculine and feminine gender.

         14.13 Schedules. All Schedules, Exhibits and Attachments referenced herein are hereby incorporated herein and shall be deemed to be a part of this Agreement for all purposes.

         14.14 Set-Off. Each party hereto and each Affiliate thereof may set-off any amounts that any other party hereto or its Affiliates owes to it or its Affiliates (whether because of the breach of any representation, warranty, or covenant contained in this Agreement or otherwise) against any amounts that such party or its Affiliates owes to such other party or its Affiliates.

         14.15 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         14.16 Specific Performance. The Sellers acknowledge that the Shares are unique and irreplaceable, and that the failure of the Sellers to convey them in a timely manner to the Purchaser pursuant to the terms hereof would damage the Purchaser in a manner for which monetary damages could not adequately compensate it. Accordingly, if the Sellers fail to transfer the Shares to the Purchaser pursuant hereto in a timely manner, the Purchaser shall be entitled to seek an order from a court of competent jurisdiction requiring the Sellers to perform hereunder and the Company to transfer the Shares to the Purchaser pursuant hereto (but no equitable damages in lieu of specific performance). The Sellers shall not have any right to specific performance in respect hereof.

         14.17 Successors. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its heirs, legal representatives, permitted assigns, and successors, provided that this Section 14.17 shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted hereunder.

         14.18 Survivability. The agreements, covenants, indemnifications, representations and warranties, and other terms of this Agreement shall survive the Closing and any investigation by the parties hereto except no claim may be made for the breach of any representation or warranty after the third anniversary of the Closing Date except for breaches with respect to the following Sections of this Agreement: Section 3.1 (Investment Intent; Sophisticated Investor), Section 6.1 (Organization), Section 6.2 (Power and Authority), Section 6.3 (Execution, Delivery and Enforceability of the Documents), Section 6.4 (Conflicts), Section 6.5 (No Broker), Section 6.6 (Investment), Section 6.7 (Capitalization), Section 6.8 (Shares), Section 7-A.1 (Legal Capacity), Section 7-A.2 (Execution, Delivery and Enforceability of the Documents), Section 7-A.3 (Conflicts), Section 7.1 (Organization of the Company; Capitalization), Section 7.2 (Power and Authority), Section 7.3 (Conflicts),
Section 7.4 (No Broker), Section 7.19 (Environmental Matters), Section 7.33 (Taxes), and Section 7.36 (Employee Benefit Plans and Related Matters).

         14.19 Waiver. No provision herein shall be considered waived unless such waiver is in writing and signed by each party hereto that benefits from the enforcement of such provision. No waiver of any provision herein, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. Moreover, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term and condition hereof.


         IN WITNESS WHEREOF, each individual party hereto has executed this Agreement under seal and the corporate parties hereto have caused this Agreement to be executed and attested by their duly authorized officers and their corporate seals affixed hereto, this Agreement being executed and delivered as of the date first written above.


                        D.R. HORTON, INC.


                        By:    \s\
                        Name:  Richard Beckwitt
                        Title:

                                 [CORPORATE SEAL]



                        \s\                     (SEAL)
                        Burl T. Horton



                        \s\                     (SEAL)
                        Ghassan M. Saab



                        \s\
                        Ghassan M. Saab, as Trustee of the Ghassan M. Saab Trust Agreement dated February 16, 1987, as amended

                                   EXHIBIT A

CORPORATIONS                                             FORMED UNDER       QUALIFIED TO DO    DATE               DATE OF S
                                                         THE LAWS OF:       BUSINESS IN:       INCORPORATED:      ELECTION:

AG Roth Agency, Inc.                                     Georgia            North Carolina     12/31/93           None *

Alburns Development Corporation, Inc.                    Georgia            None               1/19/96            None

Aspen Associates, Inc.                                   Georgia            None               7/8/96             None

BG-1, Inc.                                               Georgia            None               12/2/94            None

B&G Holdings, Inc.                                       Georgia            None               5/9/96             None

Green Thumb, Inc.                                        Georgia            None               12/1/94            12/1/94

Provincial Realty & Investment Company, Inc.             Georgia            None               1/10/94            5/1/94

S.G. - 1, Inc.                                           Georgia            South Carolina,    12/2/94            1/1/96
                                                                            North Carolina

S.G. Torrey Atlanta, Ltd.                                Georgia            None               5/18/87            1/1/88

The Mallard Group, Inc.                                  Georgia            South Carolina,    1/1/94             1/1/95
                                                                            North Carolina

The Torrey Corporation                                   Georgia            North Carolina     8/10/95            None

Torrey Development Corporation                           Georgia            None               6/14/88            1/1/89

Torrey Development Corporation of North Carolina, Inc.   Georgia            North Carolina     3/7/95             3/7/95

Torrey Development Corporation of South Carolina, Inc.   Georgia            South Carolina     3/7/95             3/7/95

The Torrey Group of Companies, Inc. (inactive)           Georgia            None               7/29/96            None

Torrey Homes, Inc.                                       Georgia            None               4/8/93             1/1/95

Torrey Homes of North Carolina, Inc.                     Georgia            North Carolina     3/7/95             3/7/95

Torrey Homes of South Carolina, Inc.                     Georgia            South Carolina     3/8/95             3/8/95

Torrey National Mortgage, Inc. (inactive)                Georgia            None               12/2/94            None

Torrey Realty Services, Inc.                             Georgia            None               10/31/89           1/1/91

Torrey Realty Services of North Carolina, Inc.           Georgia            North Carolina     4/11/95            4/11/95

Torrey Realty Services of Charlotte, North Carolina,
Inc.                                                     Georgia            North Carolina     1/17/96            None

Torrey Realty Services of South Carolina, Inc.           Georgia            South Carolina     4/11/95            4/11/95


*  "None" indicates that the relevant corporation is not an S-Corp.



                                                                  EXHIBIT A


PARTNERSHIPS                                        ORGANIZED UNDER       QUALIFIED TO DO
                                                    THE LAWS OF:          BUSINESS IN:

TDC 51 Partnership, Limited Partnership             Georgia               None

TDC 52 Partnership, Limited Partnership             Georgia               None

TDC 98 Partnership, LP                              Georgia               North Carolina

TDC 100 Partnership, LP                             Georgia               South Carolina

TDC 101 Partnership, Limited Partnership            Georgia               None

TDC 102 Partnership, LP                             Georgia               North Carolina

TDC 103 Partnership, LP                             Georgia               None

TDC 200 Partnership, Limited Partnership            Georgia               North Carolina

TDC 201 Partnership, Limited Partnership            Georgia               None

TDC 202 Partnership, Limited Partnership            Georgia               None

TDC 301 Partnership, LP                             Georgia               None

TDC 302 Partnership, LP                             Georgia               None

TDC 303 Partnership, LP                             Georgia               None

TDC 304 Partnership, Limited Partnership            Georgia               None

TDC 305 Partnership, Limited Partnership            Georgia               None

TDC 306 Partnership, Limited Partnership            Georgia               None

TDC 307 Partnership, Limited Partnership            Georgia               None


                                    EXHIBIT B



                  Saab                      50%

                  BTH                       50%